                                                                    Exhibit 10.2


                                U.S. $50,000,000

                                CREDIT AGREEMENT

                          Dated as of November 12, 2001

                                 by and between

                        COVAD COMMUNICATIONS GROUP, INC.,

                                   as Borrower
                                   -----------

                                       and

                            SBC COMMUNICATIONS INC.,

                                    as Lender
                                    ---------

                               TABLE OF CONTENTS

                                                                                         Page
Article I       DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS ......................    1

       1.1   Defined Terms ............................................................    1

       1.2   Computation of Time Periods ..............................................   17

       1.3   Accounting Terms .........................................................   18

       1.4   Certain Terms ............................................................   18

Article II      THE TERM LOAN .........................................................   18

       2.1   The Term Loan ............................................................   18

       2.2   Making the Term Loan .....................................................   18

       2.3   Repayment of Term Loan; Evidence of Debt .................................   18

       2.4   Optional Prepayments .....................................................   19

       2.5   Mandatory Prepayments ....................................................   19

       2.6   Interest .................................................................   19

       2.7   Payments and Computations ................................................   21

       2.8   Taxes ....................................................................   21

Article III     CONDITIONS TO TERM LOAN ...............................................   24

       3.1   Conditions Precedent to Execution and Delivery of the Loan Documents .....   24

       3.2   Conditions Precedent to the Term Loan ....................................   25

Article IV      REPRESENTATIONS AND WARRANTIES ........................................   30

       4.1   Corporate Existence; Compliance with Law .................................   30

       4.2   Corporate Power; Authorization; Enforceable Obligations ..................   31

       4.3   Taxes ....................................................................   32

       4.4   Full Disclosure ..........................................................   32

       4.5   Financial Statements .....................................................   33

       4.6   Litigation ...............................................................   34

       4.7   Margin Regulations .......................................................   34

       4.8   Ownership of Borrower; Subsidiaries ......................................   34

       4.9   ERISA ....................................................................   34

       4.10  Liens ....................................................................   36

       4.11  No Burdensome Restrictions; No Defaults ..................................   36

       4.12  No Other Ventures ........................................................   37

       4.13  Investment Company Act; Public Utility Holding Company Act ...............   37

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
       4.14  Insurance ................................................................   37

       4.15  Labor Matters ............................................................   37

       4.16  Use of Proceeds ..........................................................   38

       4.17  Environmental Matters ....................................................   38

       4.18  Intellectual Property ....................................................   39

       4.19  Title; Real Property .....................................................   39

       4.20  Certain Indebtedness .....................................................   42

       4.21  Solvency .................................................................   42

       4.22  ADA Compliance ...........................................................   43

       4.23  Financial Accounts .......................................................   43

       4.24  Material Agreements ......................................................   43

Article V       REPORTING COVENANTS ...................................................   43

       5.1   Financial Statements .....................................................   43

       5.2   Default or Material Adverse Change Notices ...............................   44

       5.3   Asset Sales ..............................................................   45

       5.4   ERISA Matters ............................................................   45

       5.5   Litigation ...............................................................   46

       5.6   SEC Filings; Press Releases ..............................................   46

       5.7   Labor Relations ..........................................................   46

       5.8   Tax Returns ..............................................................   46

       5.9   Insurance ................................................................   46

       5.10  Environmental Matters ....................................................   46

       5.11  Board of Directors .......................................................   47

       5.12  New Subsidiaries .........................................................   47

       5.13  Compliance With the ADA ..................................................   48

       5.14  Defaults .................................................................   48

       5.15  Other Information ........................................................   48

       5.16  No Implied Consent .......................................................   48

Article VI      AFFIRMATIVE COVENANTS .................................................   48

       6.1   Compliance with Laws, Etc ................................................   48

       6.2   Conduct of Business ......................................................   48

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
       6.3   Payment of Taxes, Etc ....................................................   49

       6.4   Maintenance of Insurance .................................................   49

       6.5   Preservation of Corporate Existence, Etc .................................   50

       6.6   Access ...................................................................   50

       6.7   Keeping of Books .........................................................   51

       6.8   Real Property Matters ....................................................   51

       6.9   Maintenance of Properties, Etc ...........................................   52

       6.10  Performance and Compliance with Other Covenants ..........................   52

       6.11  Application of Proceeds ..................................................   52

       6.12  Fiscal Year ..............................................................   53

       6.13  Environmental ............................................................   53

       6.14  Bank Accounts ............................................................   53

       6.15  ADA Compliance ...........................................................   53

       6.16  Additional Collateral ....................................................   53

       6.17  Subsidiary Guaranty Approvals ............................................   54

       6.18  BlueStar Dissolution .....................................................   54

       6.19  Canadian Accounts ........................................................   54

       6.20  Further Assurances .......................................................   54

Article VII     NEGATIVE COVENANTS ....................................................   55

       7.1   Liens, Etc ...............................................................   55

       7.2   Indebtedness .............................................................   57

       7.3   Investment in Subsidiaries ...............................................   58

Article VIII    EVENTS OF DEFAULT .....................................................   59

       8.1   Events of Default ........................................................   59

       8.2   Remedies .................................................................   61

Article IX      MISCELLANEOUS .........................................................   61

       9.1   Amendments, Waivers, Etc .................................................   61

       9.2   Notices, Etc .............................................................   61

       9.3   No Waiver; Remedies ......................................................   63

       9.4   Costs; Expenses; Indemnities .............................................   63

       9.5   Right of Set-off .........................................................   65

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
       9.6   Binding Effect ...........................................................   65

       9.7   GOVERNING LAW ............................................................   65

       9.8   Section Titles ...........................................................   66

       9.9   Execution in Counterparts ................................................   66

       9.10  Entire Agreement .........................................................   66

       9.11  Confidentiality ..........................................................   66

       9.12  Change in Accounting Principles ..........................................   67

       9.13  Suretyship and Other Waivers and Consents ................................   67

       9.14  Waiver of Usury Defense ..................................................   72

       9.15  LIMITATION OF LIABILITY ..................................................   72

       9.16  Survival of Agreement ....................................................   72

                                    EXHIBITS

Exhibit A    -    Form of Term Loan Note

Exhibit B    -    Form of Pledge Agreement

Exhibit C    -    Form of Security Agreement

Exhibit D    -    Form of Intellectual Property Security Agreement

Exhibit E    -    Form of Mortgage

Exhibit F    -    Form of Termination and Release Agreement

Exhibit G    -    Form of Subsidiary Guaranty

Exhibit H    -    Form of Opinion of Irell & Manella LLP, counsel to the Loan Parties

Exhibit I    -    Form of Capital Markets Debt Subordination Provisions

Exhibit J    -    Form of General Unsecured Debt Subordination Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                    SCHEDULES

Schedule 1.1(a)      -     Money Market Funds

Schedule 1.1(b)      -     Subsidiary Guarantors

Schedule 3.1(g)      -     Pre-Execution Date State PUC Filing Locations

Schedule 3.2(a)      -     Post-Execution Date State PUC Filing Locations

Schedule 3.2(b)      -     Foreign Qualification States

Schedule 4.6         -     Litigation

Schedule 4.8(a)      -     Ownership of Covad

Schedule 4.8(b)      -     Subsidiaries

Schedule 4.9         -     ERISA Exceptions

Schedule 4.10        -     Perfection Documents

Schedule 4.15        -     Labor Agreements

Schedule 4.17        -     Environmental Matters

Schedule 4.18        -     Intellectual Property Claims

Schedule 4.19(a)     -     Real Property Assets

Schedule 4.19(g)     -     Flood Hazard Exceptions

Schedule 4.19(h)     -     Other Real Property Debt

Schedule 4.19(j)     -     Real Property Restrictions

Schedule 4.20        -     Other Debt

Schedule 4.23        -     Financial Accounts

Schedule 4.24        -     Material Agreements

Schedule 6.19        -     Canadian Accounts

Schedule 7.1(m)      -     Existing Other Liens

Schedule 7.2(h)      -     Capitalized Lease Obligations

           CREDIT AGREEMENT (this "Agreement"), dated as of November 12, 2001,
                                   ---------
by and between Covad Communications Group, Inc., a Delaware corporation (the "Borrower") and SBC Communications Inc., a Delaware corporation (the "Lender").
 --------                                                             ------
                             W I T N E S S E T H:

           WHEREAS, the Borrower has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, which is being administered by the Bankruptcy Court under Case No. 01-10167;

           WHEREAS, the Borrower is continuing to operate its business and manage its properties as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code;

           WHEREAS, an ongoing need exists for the Borrower to obtain additional funds in order to continue the operation of its business upon exit from the Bankruptcy Case under the Bankruptcy Code and, accordingly, the Borrower has requested that the Lender extend financing to the Borrower;

           WHEREAS, the Borrower has requested that the Lender make available a senior secured term loan (referred to herein as the "Term Loan") under which the
                                                     ---------
Lender makes a term loan to the Borrower on the Effective Date of $50,000,000 in aggregate Principal Amount outstanding for the purposes specified in this Agreement;

           WHEREAS, the Lender is willing to make the Term Loan available to the Borrower on the Effective Date, but only upon the terms and subject to the conditions set forth herein; and

           WHEREAS, the Borrower has agreed to secure its obligations to the Lender in connection with such financing with, inter alia, security interests
                                               ----- ----
in, and liens on, substantially all of its property and assets, whether real or personal, tangible or intangible, as provided herein.

           NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   Article I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

     1.1.  Defined Terms. As used in this Agreement, the following terms have
           -------------
the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "ADA" means the Americans with Disabilities Act, 42 U.S.C.(S).(S).
            ---
12101, et seq., and all applicable rules and regulations promulgated thereunder.

           "Additional Mortgage" means any Mortgage with respect to an
            -------------------
Additional Mortgaged Property.

           "Additional Mortgaged Property" means any Real Property Asset of the
            -----------------------------
Borrower that becomes subject to a Mortgage executed and delivered by the Borrower after the Effective Date as required by Section 6.8(a) or otherwise.
                                                 -------------
           "Affiliate" has the meaning assigned thereto pursuant to Rule 405
            ---------
under the Securities Act of 1933, as amended.

           "After-Non Excluded Tax Basis" means a basis such that any payment
            ----------------------------
received, actually or constructively, or accrued by any Person shall be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction for the Non-Excluded Taxes resulting from the receipt (actual or constructive) or accrual of such payments, be equal to the first of such payments.

           "After-Tax Basis" means a basis such that any payment received,
            ---------------
actually or constructively, or accrued by any Person shall be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction for the net increase in all taxes (taking into account all related current credits or current deductions) resulting from the receipts (actual or constructive) or accrual of such payments, be equal to the first of such payments. In making calculations pursuant to this definition, it shall be assumed that the recipient is fully taxable for all income tax purposes at the highest marginal rate applicable to corporations at the time such amount is received or properly accrued.

           "Agreement" means this Credit Agreement, together with all Exhibits
            ---------
and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

           "Bankruptcy Case" means the reorganization case under chapter 11 of
            ---------------
the Bankruptcy Code commenced by the Borrower in the Bankruptcy Court on August 15, 2001.

           "Bankruptcy Code" means title 11, United State Code, as amended from
            ---------------
time to time, as applicable to the Bankruptcy Case.

           "Bankruptcy Court" means the United States Bankruptcy Court for the
            ----------------
District of Delaware, or such other court having jurisdiction over the Bankruptcy Case at the time of confirmation of the Bankruptcy Plan.

           "Bankruptcy Plan" means that certain Plan of Reorganization filed by
            ---------------
the Borrower on October 18, 2001, in form and substance satisfactory to the Lender (it being understood and agreed that such changes to such Plan of Reorganization that (i) are reasonably necessary to reflect the payment by the Borrower of $3,500,000 ($900,000 of which is being paid from insurance proceeds) in partial settlement of (A) Leonardo, L.P. v. Covad Communications Group, Inc.,
                             ---------------------------------------------------
et. al., (B) Ramius Capital Group, LLP v. Covad Communications Group, Inc, et
-------      -------------------------------------------------------------------
al. and (C) Quattro Global Capital, LLC v. Covad Communications Group, Inc, et
---         --------------------------------------------------------------------
al. (such proceedings originally having been filed against the Borrower in the
---
Superior Court for the State of California for County of Santa Clara, Case No. CV 793408, and subsequently filed as a new action in the United States District Court for the Northern District of California) and (ii) do not impair any Loan Party's ability to perform its obligations under any Loan Document or the Obligations, shall be deemed satisfactory to the Lender).

           "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure
            ----------------
and the Local Rules of the Bankruptcy Court, each as amended from time to time, as applicable to the Bankruptcy Case.

           "BlueStar Group" has the meaning specified in Section 6.18.
            --------------                               ------------

           "Borrower" has the meaning set forth in the preamble hereof.
            --------

           "Business Day" means a day of the year on which banks are not
            ------------
required or authorized to close in New York, New York or San Francisco, California.

           "Canadian Account" means all deposit accounts maintained at Canadian
            ----------------
banking institutions by and in the name of the Borrower or any Loan Party including the accounts identified on Schedule 6.19 hereto, or such other deposit account with any Canadian banking institution approved by the Lender that is maintained by the Borrower that complies with Section 6.19.
                                              ------------
           "Capitalized Lease" means, as to any Person, any lease of property by
            -----------------
such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

           "Capitalized Lease Obligations" means, as to any Person, the
            -----------------------------
capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

           "Cash Equivalents" means (a) securities issued or fully guaranteed or
            ----------------
insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Corporation ("S&P") or "P-1" by Moody's Investors Service
                                ---
("Moody's"), and (c) commercial paper of an issuer rated at least "A-1" by S&P
  -------
or "P-1" by Moody's, (d) shares of (i) any money market fund set forth on
Schedule 1.1(a) or (ii) any money market fund that (i) has at least 95% of its
--------------
assets invested continuously in the types of investments referred to in clauses
(a) through (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided that the
                                                          --------
maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 360 days.

           "Change of Control" means the occurrence of any one or more of the
            -----------------
following events with respect to the Borrower: (i) any Person or any Group, together with any Affiliates thereof (provided that solely for purposes of this
                                      --------
definition of "Change of Control", a controlled Person shall not be deemed to be an Affiliate of a controlling Person unless the controlling Person has the right or ability to exercise at least 20% of the total voting power of all classes of the controlled Person's capital stock entitled to vote generally in the election of the controlled Person's directors), is or becomes, whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of Stock or other securities of the Borrower, entitling or resulting in the ability of such Person or Group and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Borrower's capital stock entitled to vote generally in the election of the Borrower's directors or
(ii) the Borrower shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into the Borrower, or the Borrower shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, and, in the case of any such transaction the outstanding Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Borrower immediately before the consummation of such transaction, own, directly or indirectly, immediately following the consummation of such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Stock immediately before such transaction, or (iii) the stockholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 51% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

           "Code" means the Internal Revenue Code of 1986 (or any successor
            ----
legislation thereto), as amended from time to time.

           "Collateral" means the "Collateral" as defined in each of the
            ----------
Security Agreements, the "Pledged Collateral" as defined in each of the Pledge Agreements, the "Intellectual Property Collateral" as defined in each of the Intellectual Property Security Agreements, the "Mortgaged Property" as defined in each of the Mortgages and all other property and all interests in property (including Stock, Stock Equivalents and other equity securities) and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is purported to be granted under any of the Collateral Documents, and includes Additional Collateral.

           "Collateral Documents" means the Pledge Agreements, the Security
            --------------------
Agreements, the Intellectual Property Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents to grant a Lien on any property of such Loan Party to secure payment of all or any part of the Obligations.

           "Compliance Certificate" has the meaning specified in Section 5.1(b).
            ----------------------

           "Confirmation Order" means the order of the Bankruptcy Court in form
            ------------------
and substance satisfactory to the Lender confirming the Bankruptcy Plan.

           "Contaminant" means any substance, material or waste regulated or
            -----------
forming the basis of liability under any Environmental Law, including any substance, material or waste classified, characterized or otherwise regulated as a pollutant, hazardous, toxic, contaminant, petroleum or petroleum-derived substance, material or waste, or any constituent of any such substance, material or waste.

            "Contingent Obligation" means, as applied to any Person, any direct
             ---------------------
or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the primary purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement evidencing or governing such Indebtedness will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person, and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation on any date of determination shall be equal to the net outstanding amount of the Indebtedness on such date so guaranteed or otherwise supported or, if less, the amount to which the Contingent Obligation is limited by its terms.

           "Contractual Obligation" of any Person means any obligation,
            ----------------------
agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

           "Default" means any event which with the passing of time or the
            -------
giving of notice (as set forth in Section 8.1(d) or otherwise) or both would
                                  -------------
become an Event of Default.

           "Derivatives Contracts" means all Interest Rate Contracts, swaps,
            ---------------------
collars, floors, caps, futures contracts, hedges, foreign exchange contracts, currency swap agreements, commodity purchase or option agreements or other commodity price hedging arrangements, other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, in each case whether contingent or matured and any contract or agreement relating to any other financial product commonly known as a "derivative".

           "Directly-Related Assets" has the meaning specified in Section
            -----------------------                               -------
7.1(b).
------

           "Disclosure Statement" means the disclosure statement relating to
            --------------------
Bankruptcy Plan.

           "Dispute Resolution Agreement" means that certain Dispute Resolution
            ----------------------------
Agreement, dated September 10, 2000, between the Borrower and the Lender, as amended from time to time by the Borrower and the Lender.

           "Dollars" and the sign "$" each mean the lawful money of the United
            -------
States of America.

           "Effective Date" means the "Effective Date" as defined in the
            --------------
Bankruptcy Plan; provided that on such date, the transactions contemplated by
                 --------
this Agreement, the other Loan Documents and the Resale Agreement (including the Term Loan) shall be consummated (and shall be deemed to be so consummated on a simultaneous basis) immediately prior to the consummation of the other transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date.

     "Environmental Laws" means all federal, state and local laws, statutes,
      ------------------
ordinances, regulations and other legal requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.(S). 9601 et
                                                                        --
seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49
---     ------
U.S.C. (S). 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide
                -- ---
Act, as amended (7 U.S.C.(S). 136 et seq.); the Resource Conservation and
                                  -- ---
Recovery Act, as amended (42 U.S.C.(S). 6901 et seq.) ("RCRA"); the Toxic
                                             -- ---     ----
Substance Control Act, as amended (42 U.S.C.(S). 7401 et seq.); the Clean Air
                                                      -- ---
Act, as amended (42 U.S.C.(S). 740 et seq.); the Federal Water Pollution Control
                                   -- ---
Act, as amended (33 U.S.C.(S). 1251 et seq.); the Occupational Safety and Health
                                    -- ---
Act, as amended (29 U.S.C.(S). 651 et seq.); and the Safe Drinking Water Act, as
                                   -- ---
amended (42 U.S.C.(S). 300f et seq.), and their state and local counterparts or
                            -- ---
equivalents and any transfer of ownership notification or approval statute, including the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann.(S). 13:1K-6 et seq.)
        -- ---
("ECRA").
  ----

           "Environmental Liabilities and Costs" means, as to any Person, all
            -----------------------------------
liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

           "Environmental Lien" means any Lien in favor of any Governmental
            ------------------
Authority for Environmental Liabilities and Costs.

           "ERISA" means the Employee Retirement Income Security Act of 1974 (or
            -----
any successor legislation thereto), as amended from time to time.

           "ERISA Affiliate" means any trade or business (whether or not
            ---------------
incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

           "ERISA Event" means (i) a Reportable Event; (ii) the withdrawal of
            -----------
any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or a Multiemployer Plan pursuant to Section 4041 or 4041A of ERISA or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the institution of proceedings by the PGBC to terminate, or to appoint a trustee to administer, a Title IV Plan or a Multiemployer Plan; or (vi) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA.

           "Event of Default" has the meaning specified in Section 8.1.
            ----------------                               -----------

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.
            ------------

           "Execution Date" means the date of this Agreement.
            --------------

           "Financial Statements" means the consolidated statements of
            --------------------
operations, statements of cash flows and balance sheets of the Borrower and its Subsidiaries delivered in accordance with Sections 4.5 and 5.1 of this
Agreement.                                ------------     ---

           "Fiscal Quarter" means each of the three month periods ending on
            --------------
March 31, June 30, September 30 and December 31.

           "Fiscal Year" means the twelve month period ending on December 31.
            -----------

           "Flood Hazard Property" means a Real Property Asset all or a portion
            ---------------------
of which is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

           "GAAP" means generally accepted accounting principles in the United
            ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

           "Governmental Authority" means any nation or government, any state or
            ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Group" means any Persons acting together in a manner that would
            -----
constitute a "group" for purposes of Section 13(d) of the Exchange Act.

           "Highest Lawful Rate" means the maximum lawful rate of interest
            -------------------
permitted to the Lender by applicable usury laws, now or hereafter enacted, as changed when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective.

           "Indebtedness", of any Person, means, without duplication, (a) all
            ------------
indebtedness of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services but excluding unsecured trade payables arising in the ordinary course of business, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Contingent Obligations of such Person in respect of Indebtedness of the types contemplated by clauses (a) through (d) and (f) through (h) hereof, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all obligations of such Person under Derivative Contracts, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, valued, if such Person has not assumed such Indebtedness, at the lesser of the amount of such Indebtedness or the fair market value of the property subject to such Lien, and
(i) in the case of the Borrower, the Obligations.

           "Indemnified Matters" has the meaning specified in Section 9.4(b).
            -------------------                               -------------

           "Indemnitee" has the meaning specified in Section 9.4(b).
            ----------                               -------------

           "Initial Interest Amount" has the meaning specified in Section
            -----------------------                               -------
2.6(a).
-----
           "Initial Interest Payment Date" means the first Business Day on or
            -----------------------------
after the date that is two years from the Effective Date.

           "Initial Mortgage" means a Mortgage in respect of an Initial
            ----------------
Mortgaged Property.

           "Initial Mortgaged Property" means a Real Property Asset indicated as
            --------------------------
being part of the Collateral on Schedule 4.19(a).
                                ---------------
           "Intellectual Property Security Agreement" means an Intellectual
            ----------------------------------------
Property Security Agreement executed and delivered by a Loan Party on the Effective Date, substantially in the form of Exhibit D annexed hereto, as such
                                             ---------
Intellectual Property Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

           "Interest Payment Date" means (i) the Initial Interest Payment Date
            ---------------------
and (ii) the first Business Day of each calendar quarter after the Initial Interest Payment Date.

           "Interest Rate Contracts" means interest rate swap agreements,
            -----------------------
interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

           "IRS" means the Internal Revenue Service, or any successor thereto.
            ---

           "Lender" has the meaning specified in the preamble.
            ------

           "Lien" means any mortgage, deed of trust, pledge, hypothecation,
            ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, in each case intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

           "Loan Documents" means, collectively, this Agreement, any Note, each
            --------------
Subsidiary Guaranty, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Lender in connection with or pursuant to any of the foregoing, including the Resale Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such document as the same may be in effect at any and all times such reference becomes operative.

          "Loan Party" means each of the Borrower, each Subsidiary Guarantor and
           ----------
     each other Subsidiary and Affiliate of the Borrower that executes and delivers a Loan Document.

          "Material Adverse Change" means a material adverse change in any of
           -----------------------
     (a) the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrower and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations when due or (e) the rights and remedies of the Lender under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes,
           -----------------------
     or has a reasonable likelihood of causing, a Material Adverse Change.

          "Monthly Financial Report" means a report of the Borrower, setting
           ------------------------
     forth financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of (i) consolidated unaudited balance sheets and statements of stockholders' equity as of the close of such month and the related statements of operations and cash flows for such Fiscal month and for that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding periods in the prior year if prepared for such prior year period, all prepared in conformity with GAAP (subject to normal year-end adjustments) and (ii) a summary of the outstanding balance of all intercompany Indebtedness as of the last day of that fiscal month, to the extent required to be delivered by the Borrower pursuant to Section 5.1.
                          -----------

          "Mortgage" means (i) a security instrument (whether designated as a
           --------
     deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit E annexed hereto or
                                                     ---------
     in such other form as may be approved by the Lender in its sole discretion, in each case with such changes thereto as may be recommended by the Lender's local counsel or by local counsel to such Loan Party approved by the Lender based on local laws or customary local mortgage or deed of trust practices, or (ii) at the Lender's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to the Lender, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, amended and restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Initial Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Property" means an Initial Mortgaged Property or an
           ------------------
     Additional Mortgaged Property.

          "Mortgage Related Documents" means, with respect to each Mortgage,
           --------------------------
     except to the extent waived by the Lender in writing with respect to such Mortgage, each dated as of a date satisfactory to the Lender:

          (a) (i) a favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Lender, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as the Lender may reasonably request; and (ii) an opinion of counsel reasonably satisfactory to the Lender in the state in which the related Mortgaged Property is located with respect to the validity and enforceability of such Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Lender may reasonably request, in each case in form and substance reasonably satisfactory to the Lender;

          (b) a title report issued by such title company with respect thereto, dated not more than 60 days prior to the date such Mortgage was recorded and reasonably satisfactory in form and substance to the Lender;

          (c) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (ii) or (iii) above;

          (d) unless waived by the Lender, (i) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to
     (A) whether such Mortgaged Property is a Flood Hazard Property and (B) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program and (ii) if such Mortgaged Property is a Flood Hazard Property, evidence that such Loan Party has obtained flood insurance in respect of such Flood Hazard Property (which may constitute any qualifying private flood insurance) to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

          (e) unless waived by the Lender, an environmental indemnity agreement, reasonably satisfactory in form and substance to the Lender, with respect to the indemnification of the Lender for any liabilities that may be imposed on or incurred by it as a result of any Contaminant located at, on or under such Mortgaged Property or otherwise associated therewith;

          (f) if required by any Governmental Authority or under any Requirements of Law, unless waived by the Lender, appraisals from one or more independent real estate appraisers satisfactory to the Lender, in form, scope and substance reasonably satisfactory to the Lender and satisfying the requirements of any applicable laws and regulations, concerning such Mortgaged Property;

          (g) unless waived by the Lender, reports and other information, in form, scope and substance reasonably satisfactory to the Lender and prepared by environmental consultants satisfactory to the Lender, concerning any environmental hazards or liabilities to which any Loan Party or any of its Subsidiaries may be subject to as a result of such Mortgaged Property, which reports shall (i) at a minimum include a recent Phase I environmental site assessment for such Mortgaged Property which is addressed to the Lender or on which the consultant that prepared such report has authorized the Lender in writing to rely and (ii) indicate the absence of any condition at the Mortgaged Property that could reasonably be expected to result in either (A) such Loan Party incurring material liabilities under Environmental Laws or (B) the imposition or attachment of an Environmental Lien to such Mortgaged Property;

          (h) current ALTA surveys and surveyor's certification by surveyors selected by the Lender with respect to such Mortgaged Property and, to the extent available from the applicable Governmental Authority, zoning letters and certificates of occupancy with respect to such Mortgaged Property, in each case reasonably satisfactory in form and substance to the Lender;

          (i) evidence satisfactory to the Lender that the Lender has a valid and perfected first priority security interest (subject only to Permitted Liens) in any tangible personal or mixed property (including fixtures) Collateral attached to or located in or on such Mortgaged Property, including (i) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in such Collateral and
     (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover such Collateral; and

          (j) duly executed and acknowledged subordination and non-disturbance agreements from any third party mortgagee of such Mortgaged Property, in form and substance satisfactory to the Lender.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "New Lending Office" has the meaning specified in Section 2.8(d).
           ------------------

          "Non-Excluded Taxes" has the meaning specified in Section 2.8(a).
           ------------------

          "Note" means the Term Loan Note.
           ----

          "Obligations" means the Term Loan and all other advances, debts,
           -----------
     liabilities, obligations, covenants and duties owing by the Borrower to the Lender, any Affiliate of the Lender or any Indemnitee, arising under this Agreement or under any other Loan Document, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange transaction or Derivative Contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that with respect to the Resale Agreement, the
                       --------
     term "Obligations" shall include only the Required Repayment (as such term is defined in Section 8.4.1 of the Resale Agreement). The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Other Debt" has the meaning specified in Section 7.2(f).
           ----------                               --------------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     successor thereto.

          "Pension Plan" means an employee pension benefit plan, as defined in
           ------------
     Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute on behalf of participants who are or were employed by any of them.

          "Permit" means any permit, approval, authorization, license, variance
           ------
     or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Liens" means at any time (i) with respect to any Mortgaged
           ---------------
     Property, any Permitted Mortgaged Property Liens with respect to such Mortgaged Property at such time and (ii) with respect to any other Collateral, any Liens permitted at such time under Section 7.1.
                                                        -----------

          "Permitted Mortgaged Property Liens" means, at any time, with respect
           ----------------------------------
     to any Mortgaged Property, Liens permitted at such time under clauses (a),
     (b), (c), (d), (e), (f), (h) or (j) of Section 7.1.
                                            -----------

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Plan" means an employee benefit plan, as defined in Section 3(3) of
           ----
     ERISA, which any Loan Party, or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Pledge Agreement" means a Pledge Agreement executed and delivered by
           ----------------
     a Loan Party on the Effective Date, substantially in the form of Exhibit B
                                                                      ---------
     annexed hereto, as such Pledge Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "PMSI" has the meaning specified in Section 7.1(b).
           ----                               --------------

          "Principal Amount" has the meaning specified in Section 2.1. The
           ----------------                               -----------
     "Unpaid Principal Amount" of the Term Loan shall be determined after giving
      -----------------------
     effect to any previous partial prepayments and after the addition of any and all accrued but unpaid interest.

          "Proprietary Information" has the meaning specified in Section
           -----------------------                               -------
     9.11(b).
     -------

          "PTO" means the United States Patent and Trademark Office or any
           ---
     successor or substitute office in which filings are necessary or, in the opinion of the Lender, desirable to create or perfect Liens on any Collateral subject to the Intellectual Property Security Agreements.

          "Qualified Account" means an account maintained at a banking
           -----------------
     institution by and in the name of the Borrower that constitutes a "Qualified Account" with respect to the Borrower within the meaning of the Security Agreements including, without limitation, the account (account number 4038832663) of Covad Communications Company maintained with Wells Fargo Bank, N.A. whose office is located at 121 Park Center Plaza, 3rd Floor, San Jose, California 95113, and whose ABA number is 121000248, or such other Qualified Account with any banking institution approved by the Lender that is maintained by the Borrower for purposes of complying with Section 6.14.
                                ------------

          "Qualified Account Letter" has the meaning specified in any Security
           ------------------------
     Agreement.

          "Qualified Plan" means an employee pension benefit plan, as defined in
           --------------
     Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Real Property Asset" means, at any time of determination, any fee or
           -------------------
     leasehold interest then owned by any Loan Party in any real property.

          "Release" means, as to any Person, any release, spill, emission,
           -------
     leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person.

          "Remedial Action" means all actions required by any Governmental
           ---------------
     Authority or under any Requirements of Law to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Reportable Event" means any of the events described in Sections
           ----------------
     4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the 30-day notice is waived.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Resale Agreement" means that certain Resale Agreement, dated as of
           ----------------
     November 12, 2001, by and among the Lender and the Resale Agreement Covad Parties, as such Resale Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Resale Agreement Covad Parties" means the Borrower, Covad
           ------------------------------
     Communications Company, a California corporation, DIECA Communications Company, a Virginia corporation, and Laser Link.net, Inc., a Delaware corporation.

          "Reserve Account" means the Reserve Fund as defined in, and to be
           ---------------
     established by the Borrower in accordance with, the Bankruptcy Plan.

          "Responsible Officer" means, with respect to any Person, any of the
           -------------------
     principal executive officers of such Person.

          "Restricted Junior Payment" means (a) any dividend or other
           -------------------------
     distribution, direct or indirect, on account of any class of Stock or Stock Equivalents of the Borrower or any of its respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock or Stock Equivalents to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding except for Stock of the Borrower issued upon exchange or conversion of Stock or Stock Equivalents issued by the Borrower, and (c) any payment or prepayment of principal, premium (if any), interest, fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness (other than, in the case of clause (c), any required payments of interest).

          "Secured Claim" means that certain secured claim of the Lender against
           -------------
     the Borrower in the amount of $15.0 million with respect to which the Lender filed a proof of claim with the Bankruptcy Court on or about October 29, 2001.

          "Securities Account" means an account maintained at a Securities
           ------------------
     Intermediary by and in the name of a Loan Party that constitutes a "Securities Account" with respect to such Loan Party within the meaning of any Security Agreement.

          "Securities Account Control Agreement" has the meaning specified in
           ------------------------------------
     any Security Agreement.

          "Securities Intermediary" means a "securities intermediary" as defined
           -----------------------
     in Section 8-102(a)(14) of the UCC.

          "Security Agreement" means a Security Agreement executed and delivered
           ------------------
     by a Loan Party on the Effective Date substantially in the form of Exhibit C annexed hereto, as such Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Solvent" means, with respect to any Person, that the value of the
           -------
     assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stock" means shares of capital stock, beneficial, partnership or
           -----
     membership interests, participations or other equivalent equity interests (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock and preferred stock.

          "Stock Equivalents" means all securities convertible into or
           -----------------
     exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subordinated Indebtedness" means any Indebtedness of the Borrower or
           -------------------------
     any of its Subsidiaries subordinated in right of payment to the Obligations.

          "Subordination Agreement" means a subordination agreement executed and
           -----------------------
     delivered by any Loan Party, substantially in the form of Exhibit J annexed hereto or in such other form as may be approved by the Lender in its sole discretion.

          "Subordination Provisions" means subordination provisions contained in
           ------------------------
     an indenture executed and delivered by any Loan Party, substantially in the form of Exhibit K annexed hereto or in such other form as may be approved by the Lender in its sole discretion.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
     partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency); provided, that with respect to the Borrower,
                                    --------
     "Subsidiary" as used in Articles IV through VIII hereof shall not
                             -----------         ----
     include the BlueStar Group.

          "Subsidiary Guarantor" means each Subsidiary of the Borrower set forth
           --------------------
     on Schedule 1.1(b).
        ---------------

          "Subsidiary Guaranty" means a guaranty, substantially in the form of
           -------------------
     Exhibit G annexed hereto, executed by each Subsidiary Guarantor, as such
     ---------
     guaranty may be amended, supplemented or otherwise modified from time to time.

          "Tax Affiliate" means, as to any Person, (a) any Subsidiary of such
           -------------
     Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Returns" has the meaning specified in Section 4.3.
           -----------                               -----------

          "Term Loan" means a loan made by the Lender to the Borrower pursuant
           ---------
     to Section 2.1.
        -----------

          "Termination and Release Agreement" means a Termination and Release
           ---------------------------------
     Agreement executed and delivered by the Borrowers and the Lender on the Execution Date substantially in the form of Exhibit F annexed hereto.
                                                 ---------

          "Termination Date" means the earliest of (a) the date that is four
           ----------------
     years after the Effective Date, (b) the date on which the Term Loan becomes or is declared due and payable pursuant to Section 8.2, and (c) the date of
                                                -----------
     prepayment and collection in full by the Borrower of the Term Loan to zero dollars ($0).

          "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan,
           -------------
     which is subject to Title IV.

          "UCC" means the Uniform Commercial Code as the same may, from time to
           ---
     time, be enacted and in effect in the State of Delaware; provided, that in
                                                              --------
     the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term "UCC" shall mean the Uniform Commercial Code as enacted
                         ---
     and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Unfunded Pension Liability" means, as to any Loan Party at any time,
           --------------------------
     the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan of such Loan Party, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "Unpaid Principal Amount" has the meaning specified in the definition
           -----------------------
     of "Principal Amount" in Section 1.1.
                              -----------

          "Welfare Benefit Plan" means an employee welfare benefit plan, as
           --------------------
     defined in Section 3(1) of ERISA, to which any Loan Party or any of its Subsidiaries maintains, contributes to, contributed to within the six year period prior to the Effective Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

          "Withdrawal Liability" means, as to any Loan Party at any time, the
           --------------------
     aggregate amount of the liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

     1.2. Computation of Time Periods. In this Agreement, in the computation of
          ---------------------------
periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; the word "through" means "to and including".

     1.3. Accounting Terms. Subject to Section 9.12, all accounting terms not
          ----------------             ------------
specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     1.4. Certain Terms.
          -------------

     (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

     (b) The term "Lender" includes its successors and any assignee of the Lender.

     (c) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the term "including" is not limiting; and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

                                   ARTICLE II

                                  THE TERM LOAN

     2.1. The Term Loan. On the terms and subject to the conditions contained in
          -------------
this Agreement, the Lender agrees to make a loan (the "Term Loan") to the
                                                       ---------
Borrower on the Effective Date, in a principal amount equal to $50,000,000 (the "Principal Amount"). Amounts prepaid pursuant to Section 2.3(c) or Section 2.4
 ----------------                                --------------    -----------
may not be reborrowed under this Section 2.1.
                                 -----------

     2.2. Making the Term Loan. Upon fulfillment of the applicable conditions
          --------------------
set forth in Article III, the Lender will make available to the Borrower, in
             -----------
immediately available funds, the Term Loan.

     2.3. Repayment of Term Loan; Evidence of Debt.
          ----------------------------------------

     (a) The Borrower shall repay the entire Unpaid Principal Amount of the Term Loan on the Termination Date.

     (b) The Lender shall maintain an account or accounts evidencing Indebtedness of the Borrower to the Lender resulting from the Term Loan from time to time, and reflecting the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

     (c) The Lender shall maintain accounts in which it will record (i) the amount of the Term Loan made, (ii) the amount of any principal or interest due and payable by the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Borrower.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.3 shall, to the extent permitted by applicable law, be
                -----------
prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of the Lender to maintain such
         --------  -------
accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loan in accordance with its terms.

     (e) Notwithstanding any other provision of this Agreement, the Borrower will promptly execute and deliver a note to the Lender evidencing the Term Loan, of the Lender, substantially in the form of Exhibit A, and the interests
                                            ---------
initially evidenced by such note shall at all times (including after assignment of all or part of such interests) be evidenced by one or more notes payable to the payee named therein or its registered assigns.

     2.4. Optional Prepayments. The Borrower shall have the right to prepay the
          --------------------
Principal Amount of the Term Loan, in whole or in part, at any time without penalty or premium. Any prepayment of principal shall be accompanied by a payment of all interest accrued and unpaid on the portion of the Principal Amount being prepaid. In case of a partial prepayment before the Initial Interest Payment Date, the Initial Interest Amount as defined in Section 2.6
                                                                 -----------
will be reduced accordingly.

     2.5. Mandatory Prepayments. Upon a Change of Control, the Borrower shall
          ---------------------
forthwith (i) notify the Lender in writing of the Lender's right to elect to have all of the Term Loan prepaid, and (ii) within 30 days after receiving a request from the Lender so to have the Term Loan prepaid, prepay all of the Term Loan, together with accrued interest to the date of such prepayment and all other outstanding Obligations; provided, however, that in the event that:
                               --------  -------

          (a) the Borrower shall consolidate with or merge into any other Person, or any other Person shall consolidate with or merge into the Borrower, or the Borrower shall sell, convey, exchange, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (in one transaction or a series of related transactions) to any Person or Group, together with their Affiliates, in any such case, in a transaction constituting or resulting in a Change of Control; or

          (b) a Change of Control shall occur as a result of the purchase by any Person of any securities directly from the Borrower; or

          (c) a Change of Control shall occur as a result of any tender offer by or on behalf of any Person acting in concert with the Borrower;

then notwithstanding the foregoing, the Borrower shall prepay all of the Term Loan, together with accrued interest to the date of such prepayment and all other outstanding Obligations, concurrently with the consummation of such transaction.

     2.6. Interest.
          --------

          (a) From the Effective Date until the Initial Interest Payment Date, the Principal Amount of the Loan will accrue interest at a rate of 11.000% (plus, during the continuance of an Event of Default, 2.000%) per annum, without compounding; provided,
             --------
however, that any amount of principal or interest thereon which is not paid
-------
when due (whether by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate of 16.000% per annum. The interest accrued during the period from the Effective Date until the Initial Interest Payment Date (the "Initial
                                                                      -------
Interest Amount") will be payable in cash in two installments. The first
---------------
installment will be equal to 50% of the Initial Interest Amount and will be due on the Initial Interest Payment Date, and the second installment, also equal to 50% of the Initial Interest Amount, will be due on the first anniversary of the Initial Interest Payment Date.

     (b) From the Initial Interest Payment Date until the Termination Date, the Principal Amount of the Loan will accrue interest at a rate of 11.000% (plus, during the continuance of an Event of Default, 2.000%) per annum; provided,
                                                                  --------
however, that any amount of principal or interest thereon which is not paid when
-------
due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate of 16.000% per annum. Such interest accruing from the Initial Interest Payment Date shall be payable in cash quarterly in arrears on each Interest Payment Date, with the first such payment to be due on the next Interest Payment Date after the Initial Interest Payment Date.

     (c) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, the Note, the Loan Documents or in any of the documents or instruments otherwise relating hereto, in no event shall this Agreement, the Note, the Loan Documents or such instruments or documents relating hereto require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any such excess of interest is contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, or if the maturity of the Term Loan is accelerated in whole or in part, or if all or part of the principal of or interest on the Term Loan shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Term Loan shall exceed the Highest Lawful Rate permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment of the Term Loan shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate allowed under the applicable usury laws, (iii) any such excess which may have been collected either shall be applied at final maturity of said Indebtedness as a credit against the then Unpaid Principal Amount of the Term Loan or refunded to the person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the Highest Lawful Rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Agreement, the Note, the Loan Documents or any of the documents or instruments otherwise relating hereto, for the purpose of determining whether such rate exceeds the Highest Lawful Rate of interest, shall be made to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading in equal or unequal parts during the period of the full stated term of the Term Loan all interest at any time contracted for, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof in connection with the Term Loan.

     2.7. Payments and Computations.
          -------------------------

          (a) The Borrower shall make each payment hereunder (including expenses) not later than 12:00 P.M. (San Antonio time) on the day when due, in Dollars to the Lender at an account designated from time to time by the Lender in immediately available funds without set-off or counterclaim. Payments received by the Lender after 12:00 P.M. (San Antonio time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days comprised of twelve 30-day months. Each computation by the Lender of interest hereunder shall be prima facia evidence of the amount at issue.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          (d) As to all payments made when an Event of Default shall have occurred and be continuing or following the Termination Date, (i) the Borrower hereby irrevocably waives the right to direct the application of any and all payments received, and agree that the Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations in such order as the Lender may deem advisable and (ii) in the absence of a specific determination by the Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: first, to the Lender's
                                                     -----
expenses reimbursable hereunder and any expenses, disbursements and advances incurred by the Lender (including any such advances constituting the Term Loan) pursuant to Section 2.7(e); second, to interest on the Term Loan; third, to
            --------------  ------                                -----
principal payments on the Term Loan; and fourth, to all other Obligations.
                                         ------

          (e) The Lender is authorized to, and at its option may, make advances on behalf of the Borrower for the payment when due of all expenses, charges, costs, principal and interest incurred by the Borrower hereunder or under any of the other Loan Documents (including those expenses, disbursements and advances incurred by the Lender pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Lender, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations) when and as the Borrower fails to pay promptly any such amounts (after giving effect to all applicable grace periods). At the Lender's option and to the extent permitted by law, any advances so made shall be added to the Principal Amount of the Term Loan hereunder.

     2.8. Taxes.
          -----

          (a) Except as otherwise required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If any taxes, levies, imposts, duties, charges, fees, deductions or withholdings are required to be withheld from any amounts payable to the Lender hereunder, then (A) the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes (as hereinafter defined) required to be withheld) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement on an After-Non-Excluded Tax Basis and (B) the Borrower shall withhold the full amount of such Non-Excluded Taxes from such payment (as increased pursuant to the preceding clause (A)) and shall pay such amount to the Governmental Authority imposing such Non-Excluded Taxes in accordance with applicable law. The preceding sentence shall not apply to the following ("Non-Excluded Taxes"): (i) in the case of income taxes (including withholding taxes) imposed by the U.S. federal government, any such taxes imposed under law in effect on the date any Person who becomes a Lender subsequent to the Effective Date becomes a Lender hereunder, or (ii) net income taxes and franchise taxes (imposed on or measured by net income) imposed on the Lender as a result of a connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (including, without limitation, such Lender being engaged in a trade or business or having a permanent establishment in such jurisdiction), but the term "Non-Excluded Taxes" shall not include, and the gross-up provisions of this Section 2.8(a) shall apply to, any taxes, levies, imposts, duties, charges, fees, or deductions (other than withholding taxes) otherwise described in either of clauses (i) or
(ii) that are imposed solely on account of the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement. Promptly upon any Non-Excluded Taxes becoming payable by the Borrower, the Borrower shall send to the Lender for the account of the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender the required receipts or other required documentary evidence or fails to pay any amount necessary so that the Lender receives each payment hereunder grossed up on an After-Non-Excluded Tax Basis for any Non-Excluded Taxes (including any U.S. federal withholding taxes included in such term), the Borrower shall indemnify, on an After-Tax Basis, the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section 2.8 shall survive the termination of
                                -----------
this Agreement and the payment of the Lender's Term Loan and all other amounts payable hereunder.

          (b) Subject to clause (d) below, the Borrower shall indemnify the Lender for any Non-Excluded Taxes that the Lender believes in good faith are imposed on and are required to be paid by, or that are levied or assessed on (and whether or not paid directly by) the Lender. Promptly upon receiving notice from the Lender that any such Non-Excluded Taxes have been so levied, imposed or assessed, the Borrower shall pay such Non-Excluded Taxes directly to the relevant Governmental Authority. With respect to indemnification for Non-Excluded Taxes actually paid by the Lender, the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Borrower receives written demand therefore from the Lender. The Borrower acknowledges that any payment made to the Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply. Upon the reasonable
                  ----------
request of the Borrower, the Lender agrees to use its reasonable efforts to cooperate with the Borrower with a view to obtaining a refund of any Non-Excluded Taxes with respect to which the Borrower has paid any amounts pursuant to this Section 2.8(b) and which the Borrower, on advice of
                            ---------------
counsel, reasonably believes were not correctly or legally asserted by the relevant Government Authority, provided, however, that (i) the Borrower shall,
                               --------  -------
immediately upon presentation of an invoice, indemnify the Lender for all out-of-pocket costs and expenses (including legal fees and the allocated cost of in-house counsel) incurred in assisting the Borrower in obtaining any refund of such Non-Excluded Taxes, (ii) the Lender shall be permitted to determine, in its sole discretion exercised in good faith, as to whether to file with a Governmental Authority any claim that it determines is available for a refund of any such Non-Excluded Taxes, (iii) any refunds of such Non-Excluded Taxes received by the Lender shall be subject to Section 2.8(c) below, and (iv) the
                                           --------------
Lender shall not be obligated to disclose any information regarding its tax affairs or computations to any Person or to take any action that it reasonably believes would be otherwise disadvantageous to the conduct of its fiscal affairs (including, without limitation, the disclosure to any Person of any other information deemed in good faith by such Lender to be confidential or proprietary).

          (c) If the Lender receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Section 2.8, which refund in the good
                                           -----------
faith judgment of the Lender is attributable to such payment made by the Borrower, then the Lender shall reimburse the Borrower (without interest, other than interest included in such refund) for such amount as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been if the payment of such tax and any payment by the Borrower under this Section 2.8 had not been
                                               -----------
required. The Lender shall use good faith in determining whether to make a claim for any refund that it determines is available to it. The Lender shall not be obligated to disclose any information regarding its tax affairs or computations to any Person in connection with this paragraph (c) or any other provision of this Section 2.8.
     -----------

          (d) Any Lender organized under laws of, or administering this Agreement from a lending office in, a country other than the United States shall deliver to the Borrower two duly completed copies of the U.S. Internal Revenue Service Form W-8 BEN (or any subsequent versions thereof or successors thereto) properly completed and duly executed by the Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. The forms described in the preceding sentence shall be delivered by the Lender on or before the date of the first payment to it following the date it becomes a Lender hereunder and on or before the date of the first payment to it following the date, if any, the Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, the Lender shall deliver such forms
   -------------------
promptly upon the obsolescence or invalidity of any form previously delivered by the Lender. The failure of the Lender to deliver any form pursuant to this
Section 2.8(d) as a result of a change in law after the date the Lender becomes
--------------
a Lender hereunder or as a result of a change in circumstances of the Borrower or the use of proceeds of such Lender's Term Loan shall not constitute a failure to comply with this Section 2.8(d). If the Lender is otherwise unable to deliver
                    --------------
any form pursuant to this Section 2.8(d), the sole consequence of such failure
                          --------------
shall be that the indemnity described in Section 2.8(a) and Section 2.8(b)
                                         --------------     --------------
hereof for any Non-Excluded Taxes imposed as a result of such failure shall not be available with respect to the Lender.

          (e) The Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.8 shall use reasonable efforts (consistent
                         -----------
with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not be otherwise disadvantageous to the Lender.

          (f) In the event that the Lender delivers to the Borrower a form pursuant to paragraph (d) above that indicates that U.S. federal taxes (other than Non-Excluded Taxes) must be withheld on payments to the Lender, then the Borrower shall thereupon withhold from each payment due to the affected Lender such U.S. federal withholding taxes at the rate indicated, timely deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith at the times and in the manner required by law.

                                  Article III

                             CONDITIONS TO TERM LOAN

     3.1  Conditions Precedent to Execution and Delivery of the Loan Documents.
          --------------------------------------------------------------------
The effectiveness of this Agreement and the obligation of the Lender on the Execution Date to execute and deliver this Agreement and any other Loan Document, are subject to, in the case of clauses (a) through (h), the Lender's receipt, on or before the Execution Date, of the following documentary conditions precedent, each dated the Execution Date unless otherwise indicated, in form and substance satisfactory to the Lender and in sufficient copies for the Lender and, in the case of clauses (i) and (j), to the satisfaction of the non-documentary conditions precedent specified therein:

          (a) This Agreement, duly executed and delivered by the Borrower and the Resale Agreement, duly executed and delivered by the Resale Agreement Covad Parties.

          (b) Copies of (i) the resolutions of the Board of Directors of the Borrower and each of the other Resale Agreement Covad Parties approving each Loan Document to which it is a party and (ii) all documents evidencing any other necessary corporation action, each certified as of the Execution Date by the Secretary or Assistant Secretary of the Borrower or such other respective Resale Agreement Covad Parties as being a true and correct copy thereof and as not having been modified, amended or rescinded and being in full force and effect.

          (c) A copy of the articles or certificate of incorporation (or equivalent organizational documents) of the Borrower and each of the other Resale Agreement Covad Parties, certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower and each such other Resale Agreement Covad Party, together with good standing certificates for the Borrower and each other Resale Agreement Covad Party from the Secretary of State of the state of incorporation of the Borrower and each such other Resale Agreement Covad Party, respectively, and from the Secretary of State of the State of California for the Borrower and from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania for Laser Link.net, Inc. (formerly known as Lightsaber Acquisition Corp.) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any franchise or similar taxes from the appropriate taxing authority of such jurisdictions, each dated a recent date prior to the Execution Date, and a copy of the certificate of incorporation and the by-laws (or equivalent organizational documents) of the Borrower and each other Resale Agreement Covad Party certified as of the Execution Date by the Secretary or an Assistant Secretary of the Borrower or Resale Agreement Covad Party as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect.

          (d) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Resale Agreement Covad Party certifying the names and true signatures of each officer of the Borrower or Resale Agreement Covad Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of the Borrower or such Resale Agreement Covad Party.

          (e) Certified copies of requests for information or copies
(Form UCC-11), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and, with respect to the Borrower, shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it).

          (f) The Termination and Release Agreement, duly executed by the Borrower.

          (g) Copies of each filing made by the Borrower or any Subsidiary of the Borrower on or before the Execution Date, if any, with the public utility commission or comparable agency of any of the States set forth on Schedule
                                                                  --------
3.1(g) hereto seeking approval in such State of any Subsidiary Guaranty and the
------
Liens created by the Collateral Documents in the Collateral.

          (h) Such other certificates, documents, agreements and information respecting any Loan Party as the Lender may, in its sole discretion, reasonably request.

          (i) Other than amendments or modifications to the Bankruptcy Plan disclosed in writing to the Lender on or before the Execution Date, the Bankruptcy Plan shall not have been amended or modified in a manner that, in the reasonable judgment of the Lender, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (j) On the Execution Date, both before and after execution and delivery hereof, the representations and warranties of the Borrower set forth in
Article IV of this Agreement and in each other Loan Document shall be true and
----------
correct in all material respects on and as of the Execution Date.

     3.2. Conditions Precedent to the Term Loan. The effectiveness of this
          -------------------------------------
Agreement and the obligation of the Lender on the Effective Date to make the Term Loan requested to be made by it, are subject to, in the case of clauses (a) through (y), the Lender's receipt, on or before the Effective Date, of the following documentary conditions precedent, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Lender and in sufficient copies for the Lender and, in the case of clauses (z) through (dd), to the satisfaction of the non-documentary conditions precedent specified therein:

          (a) Copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party and all other documents evidencing necessary corporate action, each certified as of the Effective Date by the Secretary or Assistant Secretary of such Loan Party as being a true and correct copy thereof and as not having been modified, amended or rescinded and being in full force and effect, and (ii) copies of all required governmental and third party approvals, licenses, consents and permits (other than approvals of the Subsidiary Guaranties and Liens created by the Collateral Documents in the Collateral by the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a) hereto; provided that
                                          ---------------         --------
promptly following the Execution Date, and in any event prior to the Effective Date, with respect to each state set forth on Schedule 3.2(a), the Borrower
                                              ---------------
shall make appropriate filings and take such actions in such states to obtain such approvals as soon as practicable after the Execution Date) required to be obtained with respect to each Loan Document and the transactions contemplated thereby, each certified as of the Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as (to the knowledge of the Borrower) not having been modified, amended or rescinded and being in full force and effect.

          (b) A copy of the articles or certificate of incorporation (or equivalent organizational documents) of the Borrower and of each of the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower or such Subsidiary Guarantor, together with good standing certificates from such official and the Secretary of State of each state set forth on Schedule 3.2(b) hereto, and, to the extent
                                 ---------------
generally available, a certificate or other evidence of good standing as to payment of any franchise or similar taxes from the appropriate taxing authority of such jurisdictions, each dated a recent date prior to the Effective Date, and a copy of the certificate of incorporation and the by-laws (or equivalent organizational documents) of the Borrower and of each of the Subsidiary Guarantors certified as of the Effective Date by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary Guarantor as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect.

          (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered on the Effective Date by or on behalf of such Loan Party.

          (d) The Pledge Agreements, Security Agreements and Subsidiary Guaranties, each duly executed by the Borrower or Subsidiary party thereto, together with such documents duly executed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in the Collateral and (B) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it).

          (e) The Intellectual Property Security Agreements, duly executed by the Borrower or Subsidiary party thereto.

          (f) Duly executed and acknowledged Initial Mortgages together with each of the Mortgage Related Documents with respect to each Initial Mortgage.

          (g) Copies of all loan agreements, notes and other documentation evidencing or relating to any Indebtedness for borrowed money of any Loan Party or any of its Subsidiaries, and all other material agreements of any of them listed on Schedule 4.24 hereto, each of which (x) shall be certified as of the
          -------------
Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect and (y) which the Lender shall have had the opportunity to review and determine to be in form and substance satisfactory to it.

          (h) Evidence satisfactory to the Lender that the Lender has a valid and perfected first priority security interest in the Mortgaged Properties (subject only to Permitted Mortgaged Property Liens) and in the other Collateral (subject only to Permitted Liens), including (A) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Lender may request to perfect its security interests in the Collateral, (B) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, which reports (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and shall be satisfactory to the Lender in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens or Liens for which the Lender shall have received duly executed termination statements in recordable or fileable form and substance reasonably satisfactory to it) and (C) evidence satisfactory to the Lender of the release and termination of all Liens on all property and assets of the Borrower and its Subsidiaries (other than Permitted Liens); and

          (i) Share certificates representing all of the certificated securities being pledged pursuant to the Pledge Agreements and stock powers for such share certificates executed in blank.

          (j) Evidence of the completion of all recordings and filings of the Intellectual Property Security Agreements as may be necessary or, in the opinion of the Lender, appropriate to perfect and protect the Liens created by the Intellectual Property Security Agreements.

          (k) Evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or appropriate, in the judgment of the Lender, to create a valid and perfected first priority lien in the property described therein in favor of the Lender (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens).

          (l) Favorable opinions of (i) Irell & Manella LLP, counsel to the Loan Parties, in substantially the form of Exhibit H, with such changes thereto as
                                      ---------
may be mutually acceptable to the parties and as to such other matters as the Lender may reasonably request and (ii) Walsh, Colucci, Stackhouse,
Emrich & Lubeley, P.C., real estate counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lender.

          (m) Evidence satisfactory to the Lender that the procedures with respect to cash management required by the Loan Documents have been established and are currently being maintained by each Loan Party, together with copies of
(i) all executed Qualified Account Letters executed by such Loan Party and the related banking or other financial institution in connection with all Qualified Accounts and (ii) the Securities Account Control Agreement, executed by the applicable Loan Party and the securities intermediary entities specified on
Schedule 4.23 hereto.
-------------

          (n) Satisfactory evidence that the insurance policies required by
Section 6.4 and each Collateral Document are in full force and effect, together
-----------
with appropriate evidence showing loss payable or additional insured clauses or endorsements, as requested by the Lender, in favor of the Lender.

          (o) A letter from the Loan Parties to their independent auditors authorizing the independent certified public accountants of the Loan Parties to communicate with the Lender in accordance with Section 6.5.
                                               -----------

          (p) A certificate of the Chief Financial Officer of each Loan Party, stating that from and after giving effect to all transactions to be consummated on the Effective Date, the Loan Parties, taken as one enterprise, are Solvent after giving effect to the Term Loan, the application of the proceeds thereof in accordance with Section 6.11 and the payment of all estimated legal, accounting
                ------------
and other fees related hereto and thereto.

          (q) The Financial Statements of the Borrower and its Subsidiaries referred to in Section 4.5.
               -----------

          (r) To the extent not previously delivered, copies of all loan agreements, notes and other documentation evidencing or relating to any Indebtedness for borrowed money of any Loan Party or any of its Subsidiaries, and all other material agreements of any of them listed on Schedule 4.24 hereto
                                                           -------------
and not delivered on the Execution Date, each of which (x) shall be certified as of the Effective Date by the Secretary or Assistant Secretary of the Borrower as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect and (y) which the Lender shall have had the opportunity to review and determine to be in form and substance satisfactory to it.

          (s) Copies of each filing made by the Borrower or any Subsidiary of the Borrower on or before the Effective Date and not delivered on the Execution Date, with the public utility commission or comparable agency of any of the States set forth on Schedule 3.2(a)
                    ---------------
hereto seeking approval in such State of any Subsidiary Guaranty and the Liens created by the Collateral Documents in the Collateral.

          (t) For the account of the Lender, the Note of the Borrower conforming to the requirements set forth herein

          (u) Such other certificates, documents, agreements and information respecting any Loan Party as the Lender may, in its sole discretion, reasonably request.

          (v) The Bankruptcy Plan shall separately classify the Secured Claim of the Lender against the Borrower and shall provide for its treatment pursuant to the Termination and Release Agreement. Except as expressly provided otherwise pursuant to the Termination and Release Agreement, any and all claims of the Borrower and its Affiliates against the Lender and its Affiliates shall be released under the Bankruptcy Plan and not retained by the Borrower as of the Effective Date.

          (w) Either (i) the Disclosure Statement shall be in form and substance satisfactory to the Lender and, in any case, shall satisfactorily describe the Termination and Release Agreement, the Resale Agreement and this Agreement or
(ii) the Borrower shall have filed a motion, which shall be in form and substance satisfactory to the Lender, pursuant to Bankruptcy Rule 9019 seeking approval of the Termination and Release Agreement, the Resale Agreement and this Agreement and the transactions contemplated thereby and hereby, and such motion shall, in any case, satisfactorily describe the Termination and Release Agreement, the Resale Agreement and this Agreement.

          (x) The Confirmation Order (i) shall be in form and substance satisfactory to the Lender, (ii) shall have been entered by the Bankruptcy Court and (iii) shall be in full force and effect and not subject to stay and, in any event, shall authorize the Borrower to enter into the Termination and Release Agreement, the Resale Agreement, this Agreement, the other Loan Documents and the other agreements and documents contemplated herein and therein, and shall contain findings or rulings that the Termination and Release Agreement is fair and equitable to the Borrower, its estate and all parties in interest.

          (y) Other than amendments or modifications to the Bankruptcy Plan disclosed in writing to the Lender on or before the date of execution of this Agreement, the Bankruptcy Plan shall not have been amended or modified in a manner that, in the reasonable judgment of the Lender, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (z) (i) The Bankruptcy Plan shall have been approved on or before January 15, 2002 and (ii) the Confirmation Order shall have been entered on or before the tenth Business Day thereafter and shall approve of the transactions contemplated hereby and shall not have been stayed by the Bankruptcy Court or any other court having jurisdiction to issue any such stay, and the Confirmation Order shall otherwise be in full force and effect from its date of entry.

          (aa) All costs and accrued and unpaid expenses for which the Borrower has received an invoice (including legal fees and expenses) required to be paid to the Lender on or before the Effective Date shall have been paid.

     (bb) There shall not have occurred since the Execution Date (i) a Material Adverse Change or (ii) any events or developments that in the aggregate have had a Material Adverse Effect.

     (cc) The following statements shall be true on the date of the Term Loan, both before and after giving effect thereto and to the application of the proceeds therefrom:

          (i) The representations and warranties of the Borrower set forth in
     Article IV of this Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of the Term Loan with the same effect as though made on and as of the Effective Date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date); and

          (ii) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such date, no Default or Event of Default shall have occurred and be continuing.

     (dd) The making of the Term Loan on the Effective Date does not violate any Requirement of Law on the date of or immediately following the Term Loan and is not enjoined, temporarily, preliminarily or permanently.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that (i) on the Execution Date, but for the approval of the Bankruptcy Plan to the extent such approval is necessary to make such representation true and correct, and (ii) on the Effective Date, in each case after giving effect to the transactions contemplated by the Bankruptcy Plan to be consummated on the Effective Date:

     4.1. Corporate Existence; Compliance with Law. The Borrower and each of its
          ----------------------------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its organizational documents; (e) is in compliance with all other applicable Requirements of Law except for such non-compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     4.2. Corporate Power; Authorization; Enforceable Obligations.
          -------------------------------------------------------

     (a) The (i) execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and (ii) consummation of the transactions contemplated thereby on the Effective Date:

          (A) are within such Loan Party's corporate or other powers;

          (B) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

          (C) do not and will not (w) contravene any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable organizational documents, (x) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (y) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or
     (z) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Lender pursuant to the Collateral Documents and other Liens permitted hereby; and

          (D) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person (including any consent of any Person necessary to enter into the Mortgage delivered by any Loan Party with respect to any Mortgaged Property), other than (x) those which have been obtained or made and copies of which have been delivered to the Lender pursuant to Section 3.1 and each
                                                            -----------
     of which is in full force and effect, (y) as to any Additional Mortgaged Property, the Additional Mortgage which will have been obtained or filed, as applicable, and copies thereof will have been delivered to the Lender, on or prior to the date such Additional Mortgaged Property becomes such and each of which on and after such date will be in full force and effect and
     (z) approvals of the Subsidiary Guaranties and Liens created by the Collateral Documents in the Collateral by the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a)
                                                          ---------------
     hereto.

     (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether raised in a proceeding in equity or at law.

     4.3. Taxes.
          -----

     (a) All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the
                               -----------
Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

     (b) Neither the Borrower nor any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

     4.4. Full Disclosure.
          ---------------

          (a) All written statements prepared or furnished by or on behalf of any Loan Party in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby. Though written Statements prepared or furnished by or on behalf of any Loan Party relating to inventory reflect accurate valuations of such inventory in all material respects, the Lender acknowledges that the location of such inventory may vary from time to time although substantially all of such inventory is located at all times in the United States. Projections of the Borrower are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and reflect the Borrower's good faith estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the period set forth therein.

     (b) All information supplied to the Lender by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.5. Financial Statements.
          --------------------

          (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the six months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to the Lender, fairly present in all material respects, subject, in the case of said balance sheets as at September 30, 2001, and said statements of operations, stockholders' equity and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Neither the Borrower nor any of its Subsidiaries prepare (i) consolidating statements of operations, consolidating statements of cash flows or consolidating balance sheets in connection with or in preparation of its or their consolidated statements of operations, consolidated statements of cash flows or consolidated balance sheets for any period or (ii) Monthly Financial Reports.

          (c) Except for any change in the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrower and its Subsidiaries taken as one enterprise that occurred prior to September 30, 2001 and was expressly disclosed in the Borrower's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, since December 31, 2000, (x) there has been no Material Adverse Change and (y) there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (d) Neither the Borrower nor any of its Subsidiaries had at September 30, 2001, any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

          (e) All financial statements delivered by any Loan Party pursuant hereto or pursuant to any other Loan Document were prepared by such Loan Party in good faith in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and footnotes.

     4.6. Litigation. Except as set forth on Schedule 4.6, there are no pending
          ----------                         ------------
or, to the best knowledge of the Borrower, threatened disputes, actions, investigations or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that, individually or in the aggregate, have a reasonable risk of being determined adversely to any Loan Party and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Neither the performance of any action by any Loan Party required or contemplated by any of the Loan Documents nor the making of the Term Loan is restrained or enjoined (either temporarily, preliminarily or permanently) by any Governmental Authority or arbitrator; and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions. Except as set forth on
Schedule 4.6, no Loan Party nor any of its properties is subject to any order,
------------
writ, judgment or decree of any Governmental Authority.

     4.7. Margin Regulations. Neither the Borrower nor any of its Subsidiaries
          ------------------
is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     4.8. Ownership of Borrower; Subsidiaries.
          -----------------------------------

          (a) A description of the jurisdiction of incorporation and as of the Execution Date the authorized and outstanding capital stock (including par value and numbers of shares) of the Borrower and the record ownership thereof is set forth on Schedule 4.8(a) hereto. All of the outstanding capital stock of the
         ---------------
Borrower has been validly issued and is fully paid and non-assessable. There are no agreements to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower, or any agreement to which the Borrower is a party restricting the transfer or hypothecation of any such shares. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right granted by the Borrower.

          (b) Set forth on Schedule 4.8(b) hereto is a complete and accurate
                           ---------------
list showing each Subsidiary of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of its Stock authorized, the number outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any such Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower, free and clear of all Liens (other than Liens in favor of the Lender created pursuant to the Collateral Documents). Neither the Borrower nor any of its Subsidiaries is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Except as set forth on Schedule
                                                                       --------
4.8(b), the Borrower does not own or hold, directly or indirectly, any capital
------
stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

     4.9. ERISA.
          -----

          (a) With respect to each Loan Party, as of the Execution Date there are no (i) Title IV Plans, (ii) Multiemployer Plans, (iii) unfunded Pension Plans or (iv) Welfare Benefit Plans that provide retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code).

          (b) No Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such Qualified Plan.

          (c) As of the Execution Date, no Plan is a Title IV Plan or a Multiemployer Plan.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which could have a Material Adverse Effect.

          (e) There are no pending or, to the best knowledge of the Borrower, threatened, claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Title IV Plan or its assets, (ii) any fiduciary with respect thereto or (iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto. To the best knowledge of the Borrower, there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Multiemployer Plan or its assets, (ii) any fiduciary with respect thereto or (iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto.

          (f) Except as set forth on Schedule 4.9, no Loan Party nor any of its
                                     ------------
respective Subsidiaries nor any ERISA Affiliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

          (g) Except as set forth on Schedule 4.9, within the last five years no
                                     ------------
Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

          (h) Except as set forth on Schedule 4.9, no Plan which is a Welfare
                                     ------------
Benefit Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which could have a Material Adverse Effect.

          (i) No Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate has any liability under any terminated "employee pension benefit plan", as defined in Section 3(2) of ERISA, of any related or unrelated entity, which termination would reasonably be expected to have a Material Adverse Effect.

          (j) The present value of the liability, if any, with respect to all unfunded Pension Plans of each Loan Party, each of its Subsidiaries and each ERISA Affiliate is reflected on the most recent audited financial statements delivered to the Lender pursuant to this Agreement.

    4.10. Liens. There are no Liens on any properties of any Loan Party or any
          -----
of its Subsidiaries other than those permitted by Section 7.1. The Liens granted
                                                  -----------
by the Loan Parties to the Lender pursuant to this Agreement, the Collateral Documents and the Confirmation Order, as applicable, are fully perfected first priority Liens in and to the Collateral (other than the Mortgaged Properties and Collateral located in any of the States set forth on Schedule 3.2(a) hereto),
                                                     ---------------
subject only to Permitted Liens, and (a) upon recording of the Mortgage Related Documents referred to in clause (f) of the definition thereof with the appropriate Governmental Authorities, will be fully perfected first priority Liens in and to the Mortgaged Properties, subject only to Permitted Mortgaged Property Liens, and (b) upon receipt of approvals from the public utility commission or comparable agency of each of the States set forth on Schedule
                                                                   --------
3.2(a), will be fully perfected first priority Liens in and to all of the
------
Collateral located in such States. The only filings or recordings necessary to perfect the Liens granted by the Loan Parties to the Lender pursuant to the Collateral Documents are the financing statements and other documents listed on
Schedule 4.10. As of the Execution Date, Schedule 7.1(m) annexed hereto lists
-------------                            ---------------
each financing statement or mortgage which has been filed against any Loan Party and each other Lien securing Indebtedness in excess of $10,000 (other than, in either case, the Liens securing the Obligations).

    4.11. No Burdensome Restrictions; No Defaults.
          ---------------------------------------

          (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would reasonably be expected to have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would reasonably be expected to have a Material Adverse Effect.

          (b) (i) No Subsidiary of the Borrower on the Execution Date and (ii) neither the Borrower nor any of its Subsidiaries on the Effective Date, is in default under or with respect to any Contractual Obligation owed by it and, to the best knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would reasonably be expected to have a Material Adverse Effect.

          (e) No Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights, except pursuant to a Loan Document.

    4.12. No Other Ventures.  No Loan Party and no Subsidiary of a Loan Party
          -----------------
is engaged in any joint venture or partnership with any other Person.

    4.13. Investment Company Act; Public Utility Holding Company Act.
          ----------------------------------------------------------

          (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Term Loan by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not result in a violation by the Borrower or any Subsidiary of the Borrower of any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (b) Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

    4.14. Insurance. All policies of insurance of any kind or nature of any
          ---------
Loan Party or any of its respective Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person and comply with the requirements of Section 6.4. No Loan Party nor any of its respective Subsidiaries has been refused insurance which it has not replaced on comparable terms for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

    4.15. Labor Matters.
          -------------

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Loan Party or any of its respective Subsidiaries, other than those which in the aggregate would have no Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the best knowledge of the Borrower, threatened against or involving any Loan Party or any of its respective Subsidiaries, nor are there any arbitrations or grievances threatened involving any Loan Party or any of its respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, would have no Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15, there is no collective
                                     -------------
bargaining agreement covering any of the employees of the Borrower or Subsidiary of the Borrower.

    4.16. Use of Proceeds. The proceeds of the Term Loan are being used by the
          ---------------
Borrower solely as follows: (i) to refinance existing Indebtedness of the Borrower and its Subsidiaries, for the payment of related transaction costs, fees and expenses for the payment of interest on the Term Loan; and (ii) for general working capital and corporate purposes; provided, that, except as
                                                --------
specifically provided in Section 7.3, the proceeds of the Term Loan shall not be
                         -----------
directed or otherwise made available to any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

    4.17. Environmental Matters. Except as disclosed on Schedule 4.17:
          ---------------------                         -------------

          (a) The operations and properties of each Loan Party and each of its respective Subsidiaries or tenants have been and are in compliance with all Environmental Laws other than such non-compliance the consequences of which could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

          (b) Each Loan Party and each of its Subsidiaries has obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each Loan Party and each of its Subsidiaries are in compliance with the terms and conditions of such Permits other than any such failure to obtain or be in good standing or such non-compliance the consequences of which could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

          (c) No Loan Party nor any of its respective Subsidiaries currently or previously owned, operated or leased property or operations, is subject to any threatened or outstanding order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate could not have a Material Adverse Effect;

          (d) No Loan Party nor any of its respective Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the regulations
                                                 -------
thereunder or any state analog;

          (e) No Loan Party nor any of its respective Subsidiaries has filed or failed to file any notice required to be filed by it under any applicable Environmental Law reporting a Release unless neither such Release nor such failure to file would reasonably be expected to result in the Loan Party and its respective Subsidiaries incurring Environmental Costs and Liabilities in excess of $25,000, individually or $100,000 in the aggregate;

          (f) There are no facts, circumstances or conditions arising out of, associated with or otherwise related to the operations of any Loan Party or any of its respective Subsidiaries, including any operations of or ownership of property by any Loan Party or any of its respective Subsidiaries, which could reasonably be expected to result in the Loan Parties and their respective Subsidiaries incurring Environmental Liabilities and Costs in excess of $50,000;

          (g) No Environmental Lien and no unrecorded Environmental Lien has attached to any property of any Loan Party or any of its respective Subsidiaries;

          (h) There is not now on, in or under the property owned, leased or operated by any Loan Party or any of its respective Subsidiaries any underground storage tanks over which any Loan Party or any of its Subsidiaries has control or surface impoundments containing hazardous materials;

          (i) To the best knowledge of the Borrower, there is not now on, in or under any property owned, operated or leased by any Loan Party or any of its respective Subsidiaries (i) any asbestos-containing material, or (ii) any polychlorinated biphenyls used in electrical or other equipment, in either case, as to which the Loan Party is not in compliance with Environmental Laws; and

          (j) Each Loan Party has provided to the Lender copies of all environmental or health or safety reports, including audits, assessments, investigations, monitoring results, UST reports and asbestos surveys relating to the operations or property of such Loan Party or any of its Subsidiaries to the extent such reports are in the possession, custody or control of such Loan Party or any of its Subsidiaries.

    4.18. Intellectual Property. Each Loan Party and each of its Subsidiaries
          ---------------------
owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property Collateral as defined in the Intellectual Property Security Agreements) that are necessary for the operations of its businesses, without known infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of concession or other merchandise of any Loan Party or any of its Subsidiaries. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. Except as set forth on Schedule 4.18 hereto,
                                                           -------------
there is no claim or action by any such other Person pending or, to the knowledge of any Responsible Officer of the Borrower or any Subsidiary of the Borrower, threatened against any Loan Party or any Subsidiary of any Loan Party with respect to any of the rights or property referred to in this Section 4.18.
                                                                  ------------

    4.19. Title; Real Property.
          --------------------

          (a) Each Loan Party and each of its respective Subsidiaries owns fee simple absolute title to all of the Real Property Assets purported to be owned by such Loan Party or Subsidiary, which Real Property Assets are described in
Schedule 4.19(a), and good title to, or valid leasehold interests in, all other
----------------
properties and assets purported to be owned by such Loan

Party or Subsidiary, and all property reflected in the most recent Financial Statements delivered by the Borrower (other than those properties or assets sold thereafter (if sold on or prior to the Execution Date) in the ordinary course of business, and none of the properties and assets of any Loan Party or any of its Subsidiaries, including any Real Property Asset, is subject to any Liens, except for Liens granted to the Lender pursuant to the Loan Documents and Permitted Liens. Each Loan Party and each of its Subsidiaries has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions, necessary to establish, protect and perfect such Loan Party's or Subsidiary's right, title and interest in and to all such property except, with respect to any properties (other than any Mortgaged Properties), for any documents which the failure to receive or actions which the failure to take could not individually or in the aggregate have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) Each Real Property Asset owned by any Loan Party or any Subsidiary, of any Loan Party together with the name of the owner of record thereof, an accurate street address, and a description of the use of such real property, are set forth on Schedule 4.19(a) hereto. Each of the leases with
                           ----------------
respect to all Mortgaged Properties leased by any Loan Party or any of its Subsidiaries (whether by lease, sublease or assignment and whether such Loan Party or Subsidiary is landlord or tenant (whether directly or as an assignee or successor in interest)) is valid and enforceable, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and to general principles of equity, in accordance with its terms and is, to the best of such Loan Party's knowledge, in full force and effect. The Borrower has delivered to the Lender true and complete copies of each of such leases, leases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) and affecting the rights or obligations of any Loan Party or any of its Subsidiaries which is a party thereto, including any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. No default or other event has occurred and is continuing or condition exists under any lease beyond the end of any grace period provided therefor in such lease the effect of which event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such lease, except for any such leases, the termination of which could not individually or in the aggregate have a Material Adverse Effect.

          (c) No Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party or Subsidiary.

          (d) All components of all improvements included within any Real Property Asset owned or Mortgaged Property leased by any Loan Party or any of its Subsidiaries (hereinafter collectively referred to as the "Improvements"),
                                                              --------------
including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, (i) in the case of any owned Real Property Asset, are or (ii) in the case of any leased Mortgaged Property, (x) to the extent required to be maintained, repaired or replaced under the related lease, are or (y) to the extent not so required to be maintained, repaired or replaced, to the best of the Borrower's knowledge, are, in each case, in good working order and repair except, in the case of any owned Real Property Asset not constituting a Mortgaged Property, as could not, individually or in the aggregate for all such Real Property Assets, have a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement that is not both included in the real property owned or leased by any Loan Party or any of its Subsidiaries and, if such Improvement or portion thereof is subject to a Mortgage, subject to such Mortgage.

          (e) All material Permits required to have been issued to the Borrower to enable all real property owned or leased by any Loan Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

          (f) As of the date hereof, and continuing thereafter except to the extent any Loan Party or Subsidiary thereof provides notice to the contrary, no Loan Party nor any of its Subsidiaries has received any notice, or has any knowledge, of any material pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or any part thereof or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any such owned or leased real property or any part thereof in lieu of condemnation.

          (g) No portion of any real property owned or leased by any Loan Party or any of its Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. Except as disclosed on Schedule 4.19(g), no portion of any
                                           ----------------
real property owned or leased by the Borrower or any of its Subsidiaries is a Flood Hazard Property which is not insured as to flood hazards.

          (h) Schedule 4.19(h) sets forth with respect to all Real Property
              ----------------
Assets, (i) the amount of existing Indebtedness (other than the Obligations) secured by a Lien on each property, (ii) the current monthly payment of interest and principal in respect of such Indebtedness, and (iii) the current interest payable in respect of such Indebtedness.

          (i) With respect to each Mortgaged Property, any consents from any holders of any Indebtedness secured by such Mortgaged Property that are required to permit the Lender to acquire and hold a valid and perfected first priority security interest therein have been obtained and such consents are in full force and effect.

     (j)  Except as set forth on Schedule 4.19(j):
                                 ----------------

          (i) no structure owned or leased by any Loan Party or any of its Subsidiaries fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect;

          (ii) no charges or violations have been filed, served, made or threatened against any Loan Party or, to the knowledge of the Borrower, any other Person, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

          (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases, there exists no restriction on the use, transfer or mortgaging of any such property;

          (iv) each Loan Party and each of its Subsidiaries has adequate rights of ingress to and egress from any such property used by it for the operations conducted thereon and, in the case of colocation spaces, as customary for similarly situated Persons; and

          (v) there are no developments affecting any of the real property or interests of any Loan Party therein pending or, to the best knowledge of the Borrower, threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used.

     4.20. Certain Indebtedness. Schedule 4.20 separately identifies all
           --------------------  -------------
Indebtedness (and the unpaid principal amount thereof as of the Execution Date) of each Loan Party and each Subsidiary of a Loan Party that is not a Loan Party which is either (i) for borrowed money, (ii) incurred outside of the ordinary course of the business or in a manner and to the extent not consistent with past practice, or (iii) material to the financial condition, business, operations or prospects of such Loan Party or such Subsidiary (or will be material to the financial condition, business, operations or prospects of such Loan Party, the Borrower or such Subsidiary), $150,000 being hereby deemed material for purposes of this Section 4.20.
        ------------

     4.21. Solvency. Both before and after giving effect to (a) the Term Loan to
           --------
be made or extended on the Effective Date, (b) the disbursement of the proceeds of the Term Loan pursuant to the instructions of the Borrower, (c) the payment and accrual of all transaction costs in connection with the foregoing and (d) the effectiveness of the Bankruptcy Plan, (i) the Borrower and (ii) each Subsidiary of the Borrower, taken as one enterprise, is Solvent.

     4.22. ADA Compliance. Each Loan Party has made all modifications or
           --------------
provided all accommodations which are required to be made or provided by such Loan Party to each Mortgaged Property pursuant to the ADA, except where noncompliance with such requirements could not have a Material Adverse Effect. No Loan Party has received any notice or complaint regarding any noncompliance with the ADA of any of the Mortgaged Properties or of any Loan Party's employment practices and, to the best knowledge of the Borrower, there has been no threatened litigation alleging any such noncompliance except where noncompliance with such requirements could not have a Material Adverse Effect.

     4.23. Financial Accounts. Schedule 4.23 hereto sets forth a list of all
           ------------------  -------------
bank accounts, securities accounts and investment accounts of any Loan Party.

     4.24. Material Agreements. Schedule 4.24 hereto sets forth as of the
           -------------------  -------------
Execution Date a list of each Contractual Obligation (other than the Loan Documents) to which any Loan Party or any Subsidiary thereof is a party or by which any of such persons is bound that constitutes a contract that would be required to be filed as an exhibit to an Exchange Act form filed on the Execution Date pursuant to paragraph 10 of Item 601 of Regulation S-K under the Exchange Act, and all amendments, modifications and supplements to each of the foregoing. No Loan Party or any Subsidiary thereof is in default or breach (after the expiration of any applicable grace period), or will, after giving effect to the transactions contemplated hereby, be in default or breach of any such Contractual Obligation.

                                   ARTICLE V

                               REPORTING COVENANTS

          As long as any of the Obligations remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

     5.1. Financial Statements. The Borrower shall furnish to the Lender the
          --------------------
following Financial Statements:

          (a) (i) within thirty (30) days after the end of each fiscal month (other than any month which is the end of a Fiscal Quarter or Fiscal Year) with respect to which the Borrower has prepared a Monthly Financial Report, a Monthly Financial Report or (ii) within thirty (30) days after the end of each fiscal month (other than any month which is the end of a Fiscal Quarter or Fiscal Year) with respect to which the Borrower has not prepared a Monthly Financial Report, a report, setting forth financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of a summary of the outstanding balance of (A) cash accounts, (B) accounts receivable and (C) accounts payable as of the last day of that fiscal month;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Chief Financial Officer or Treasurer of the Borrower. Such financial information shall be accompanied by a certificate (each, a "Compliance Certificate") including (i) a statement by such Chief Financial Officer that such financial information presents fairly in all material respects in conformity with GAAP (subject to normal year-end adjustments and footnotes) the financial position, results of operations and statements of cash flows of the Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action the Borrower proposes to take with respect thereto, and (iii) at any time when the Borrower is not required to file quarterly reports on Form 10-Q, a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated, and the results of their operations and cash flows for the periods indicated, and, from and including Fiscal Year 2003, without qualification as to the scope of the audit or as to the Borrower and its Subsidiaries being a going concern, in each case by Ernst & Young or other "Big Four" or nationally recognized independent public accountants reasonably acceptable to the Lender, together with (i) to the extent not prohibited by American Institute of Certified Public Accountants professional standards or such auditor's United States firm-wide policy or practice, any letter from such accounting firm relating to the absence or existence of any material weakness in the Borrower's system of internal controls and (ii) at any time when the Borrower is not required to file annual reports on Form 10-K, a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

          (d) promptly, from time to time, such other information regarding the operations, including information regarding specific lines of business of the Borrower or any of its Subsidiaries, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Lender may reasonably request; and

          (e) promptly, from time to time, such other information regarding any Loan Party as the Lender may reasonably request, including, any or all regulatory filings of any Loan Party.

     5.2  Default or Material Adverse Change Notices. As soon as practicable,
          ------------------------------------------
and in any event within five (5) Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which could reasonably be expected to cause or result in a Default or Event of Default, the Borrower shall give the Lender telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

     5.3. Asset Sales. Prior to any asset sale by the Borrower or any of its
          -----------
Subsidiaries and involving the disposition of any Collateral or other assets anticipated to generate in excess of $500,000 (or its equivalent) in proceeds, the Borrower shall send the Lender a notice (a) describing the assets being sold or the nature and material terms and conditions of such transaction and (b) stating the estimated proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

     5.4. ERISA Matters. The Borrower shall furnish the Lender:
          -------------

          (a) (i) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Qualified Plan, a written statement of the Chief Financial Officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (b) promptly and in any event within 30 days after the adoption thereof, notice of (i) any amendment to a Title IV Plan which results in an increase in benefits or the adoption of any new Title IV Plan, and (ii) any amendment to a, or adoption of a new, Welfare Benefit Plan, which results in new or increased benefits for retirees, their spouses or their beneficiaries, other than continuation coverage provided pursuant to Section 4980B of the Code;

          (c) promptly and in any event after receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Title IV Plan, Multiemployer Plan, except those which in the aggregate, if adversely determined, could not have a Material Adverse Effect;

          (d) promptly and in any event within 10 days after receipt thereof by the Borrower, any of its Subsidiaries or any ERISA Affiliate, a copy of each notice from the PBGC, received by the Borrower, any of its Subsidiaries or any ERISA Affiliate of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

          (e) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan under a distress termination within the meaning of Section 4041(c) of ERISA, a copy of each such notice; and

          (f) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

     5.5. Litigation. Promptly after a Responsible Officer of the Borrower
          ----------
obtains knowledge thereof, the Borrower shall give the Lender written notice of the commencement of any action, suit or proceeding before any domestic or foreign Governmental Authority or arbitrator, against or affecting the Borrower or any of its Subsidiaries, (i) which is brought by or on behalf of any Governmental Authority or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount of $100,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Loan Party to perform its obligations under this Agreement or any other Loan Document to which it is a party.

     5.6. SEC Filings; Press Releases. Promptly after the receipt, sending or
          ---------------------------
filing thereof, the Borrower shall send the Lender (a) copies of all reports which any Loan Party sends to its security holders generally, and copies of all reports and registration statements which any Loan Party or any Subsidiary of any Loan Party files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc. and
(b) copies of all press releases and other statements made available by any Loan Party to the public generally concerning material changes or developments in the business of such Loan Party.

     5.7. Labor Relations. Promptly after becoming aware of the same, the
          ---------------
Borrower shall give the Lender written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or becomes a party, including any strikes, lockouts or other labor disputes relating to such Person's facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any facility of such Person.

     5.8. Tax Returns. Upon the request of the Lender, the Borrower will provide
          -----------
copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income or net worth or capital (excluding sales, use and like taxes).

     5.9. Insurance. As soon as is practicable and in any event within 15 days
          ---------
of request, the Borrower will furnish the Lender with (i) a certificate of insurance or other report in form and substance satisfactory to the Lender outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries, the duration of such coverage, the amounts and risks covered and the related deductible amounts and otherwise indicating compliance of such insurance with the requirements of Section 6.4 and
                                                                 -----------
(ii) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

     5.10. Environmental Matters. The Borrower shall provide the Lender promptly
           ---------------------
and in any event within 10 days of the Borrower or any of its Subsidiaries learning of any of the following, written notice of any of the following:

           (a) any Loan Party or any of its Subsidiaries is or is likely to be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party or Subsidiary to Environmental Liabilities and Costs of $50,000 or more or when combined with other outstanding liabilities could reasonably be expected to subject such

Loan Party or any of its Subsidiaries to Environmental Liabilities and Costs in excess of $250,000;

           (b) the receipt by any Loan Party or any of its Subsidiaries of notification that any real or personal property of such Loan Party or Subsidiary is subject to any Environmental Lien;

           (c) the receipt by any Loan Party or any of its Subsidiaries of any notice of violation of, or knowledge by such Loan Party or Subsidiary that there exists a condition which could reasonably be expected to result in a violation by such Loan Party or Subsidiary of, any Environmental Law, except for violations the consequence of which in the aggregate could not reasonably be expected to result in the Loan Parties collectively incurring Environmental Liabilities and Costs of $50,000 or more;

           (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation or liability of any Loan Party under any Environmental Law, other than those the consequences of which in the aggregate could have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more;

           (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of any property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have or would have in the reasonable judgment of the Borrower no likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more; and

           (f) any proposed action taken by any Loan Party or any of its Subsidiaries that require the Loan Parties to (i) obtain additional environmental, health or safety Permits that collectively require the expenditure of $50,000 or more or (ii) become subject to additional Environmental Liabilities and Costs of $50,000 or more; and

           (g) upon written request by the Lender, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement, other than those which in the aggregate have in the reasonable judgment of the Borrower no likelihood of subjecting the Loan Parties to Environmental Liabilities and Costs of $50,000 or more.

     5.11. Board of Directors. The Borrower shall, with reasonable promptness,
           ------------------
provide written notice of any change in the Board of Directors of the Borrower.

     5.12. New Subsidiaries. The Borrower shall, promptly upon any Person
           ----------------
becoming a Subsidiary of the Borrower, provide a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in
Schedule 4.8(a) and Schedule 4.8(b) with respect to all Subsidiaries of the
---------------     ---------------
Borrower, which written notice shall be deemed to supplement Schedule 4.8(a) and
                                                             ---------------
Schedule 4.8(b) for all purposes of this Agreement.
---------------

     5.13. Compliance With the ADA. The Borrower shall promptly provide the
           -----------------------
Lender with copies of all claims which are received by the Borrower made by any individual, entity or governmental agency as to any alleged material noncompliance of any Real Property Asset with the requirements of the ADA.

     5.14. Defaults. Immediately upon any Responsible Officer of the Borrower
           --------
becoming aware thereof, the Borrower shall provide written notice to the Lender of the breach beyond any applicable grace period by any party of any Contractual Obligation of the Borrower or any of its Subsidiaries that is material to the business of the Borrower and its Subsidiaries taken as one enterprise.

     5.15. Other Information. The Borrower will provide the Lender with such
           -----------------
other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Lender reasonably may request from time to time.

     5.16. No Implied Consent. No provision herein requiring the notification
           ------------------
of, or delivery of documents to, the Lender in respect of any transaction shall constitute, or be deemed to constitute, a consent to, or authorize, or be deemed to authorize, any transaction otherwise prohibited by this Agreement.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          As long as the Obligations remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

     6.1. Compliance with Laws, Etc. The Borrower shall, and shall cause each of
          --------------------------
its Subsidiaries to, comply with all applicable Requirements of Law and Permits except for any Requirements of Law or Permits non-compliance with which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     6.2 Conduct of Business. The Borrower shall (a) conduct, and shall cause
         -------------------
each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice, (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, trade secrets, know-how, copyrights and service marks material to the conduct of the business of the Borrower and its Subsidiaries taken as one enterprise, and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including pay all rent and other charges payable, and perform any repairs required to be performed, under any lease and all Indebtedness and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations except for any Contractual Obligations non-performance or observance of which could not individually or in the aggregate have a Material Adverse Effect.

     6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall
          ----------------------
cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and with respect to which adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

     6.4. Maintenance of Insurance.
          ------------------------

          (a) The Borrower shall, at its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, fraud, sprinklers and all other hazards and risks, and in such amounts, as are in accordance with normal industry practice. The Borrower also shall maintain public liability, product liability and property damage insurance relating to the Borrower's ownership and use of the Collateral.

          (b) The Borrower shall, at its expense, obtain and maintain (i) insurance of the type reasonably necessary to insure the Improvements (as defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as the Lender may require, but in any event in amounts sufficient to prevent the Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages commonly insured under a commercial general liability policy on, about, or relating to each of the Mortgaged Properties, in an amount of not less than $5,000,000; (iii) business interruption insurance covering annual receipts (net of the amount of expenses not payable or accruing during the interruption) for a 12 month period for each of the Mortgaged Properties; and (iv) insurance for such other risks as the Lender may reasonably require. Replacement costs, at the Lender's option, may be redetermined by an insurance appraiser, reasonably satisfactory to the Lender, not more frequently than once every 12 months at the cost of the Borrower.

          (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to the Lender. All insurance required herein shall be written by companies which are authorized to do insurance business in each of the states in which any Mortgaged Properties are located. All hazard insurance and such other insurance as the Lender shall specify shall contain a mortgagee endorsement satisfactory to the Lender, showing the Lender as sole loss payee thereof and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.4 shall
                                                          -----------
contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to the Lender and that any loss payable thereunder shall be payable to the Lender notwithstanding any act or negligence of the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Mortgaged Properties for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender pursuant to the Collateral Documents upon the occurrence of an Event of Default, or (iii) any change in title or ownership of the Mortgaged Properties. The Borrower shall deliver to the Lender copies of such policies of insurance and evidence of the payment of all premiums therefor certified as complete by an Authorized Officer. All liability insurance shall contain the Lender as a named insured.

          (d) Original policies or certificates thereof satisfactory to the Lender evidencing such insurance shall be delivered to the Lender at least 30 days prior to the expiration of the existing or preceding policies. The Borrower shall give the Lender prompt notice of any loss covered by such insurance and, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to the Borrower whatsoever in respect of such adjustments. Any Loan Party shall cause any monies received by such Loan Party as payment for any loss under any insurance policy, including the insurance policies mentioned above, to be paid over to the Lender to be disbursed (if no Event of Default has occurred or is continuing) to the Borrower under stage payment terms satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

          (e) The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.4, unless the Lender is included thereon as named insured
           -----------
with the loss payable to the Lender, under a mortgagee endorsement satisfactory to the Lender, or its local equivalent. The Borrower immediately shall notify the Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals or certificates of such policies immediately shall be provided to the Lender.

     6.5. Preservation of Corporate Existence, Etc. The Borrower shall, and
          -----------------------------------------
shall cause each of its Subsidiary Guarantors to, preserve and maintain its corporate existence and, except to the extent that the failure to preserve such rights and franchises would not reasonably be expected to have a Material Adverse Effect, its rights (charter and statutory) and franchises.

     6.6. Access. The Borrower shall, and shall cause each of its Subsidiaries
          ------
to, from time to time as the Lender may request, but not more frequently than annually so long as no Default or Event of Default has occurred and is continuing, permit the Lender, or any agents or representatives thereof, within two Business Days after written notification of the same (other than during the continuance of an Event of Default, in which case no such notice shall be required), during normal business hours, to (a) examine and audit and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, (d) communicate directly with the Borrower's independent certified public accountants (provided the Borrower shall have received at least 24 hours notice thereof and the opportunity to participate) and (e) take such action as the Lender deems necessary or desirable to review compliance by the Borrower with the terms and conditions of the Loan Documents. The Borrower shall authorize its independent certified public accountants to disclose to the Lender any and all financial statements in respect of the Borrower, as the Lender reasonably requests, and which such accountants may have with respect to the financial condition or results of operations of the Borrower or any of its Subsidiaries; provided, that
                                                                  --------
any customer or proprietary business information may not be disclosed.

     6.7. Keeping of Books. The Borrower shall, and shall cause each of its
          ----------------
Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries.

     6.8. Real Property Matters.
          ---------------------

          (a) From and after the Effective Date, unless waived by the Lender in writing, in the event that the Borrower or any Subsidiary of the Borrower acquires any owned Real Property Asset or material leased Real Property Asset or at the time any Person becomes a Subsidiary of the Borrower, such Person owns any Real Property Asset or leases any material Real Property Asset, the Borrower shall, or shall cause such Subsidiary to, at least thirty (30) days prior to the date on which such Real Property Asset is acquired or such Person becomes a Subsidiary, notify the Lender of that fact and, on or prior to such date, deliver to the Lender, a duly executed and acknowledged Mortgage with respect to such Real Property Asset, together with (i) each of the Mortgage Related Documents with respect to such Additional Mortgaged Property; and (ii) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Lender, to create a valid and perfected first priority security interest in the property described therein in favor of the Lender (or in favor of such other trustee as may be required or desired under local law); provided, that to the extent clauses (i) and (ii)
                          --------
apply to Real Property Assets in any state with mortgage taxes, it is hereby agreed that the taxable value of any such Real Property Assets will not exceed the fair market value of such Real Property Asset to the extent the applicable jurisdiction allows an apportionment of such taxable value, and to the extent such apportionment of value is not allowed in the applicable jurisdiction, the parties hereby agree to use reasonable efforts to reduce such mortgage taxes.

          (b) If required by any Governmental Authority or under any Requirements of Law, the Borrower shall, and shall cause each of its
Subsidiaries to, permit an independent real estate appraiser satisfactory to the Lender, upon reasonable notice, to visit and inspect any Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Lender in its discretion).

          (c) At least twenty (20) days prior to the making by the Borrower or any Subsidiary of the Borrower of any sale or disposition of any assets of the Borrower or such Subsidiary encumbered by a Lien arising under any Collateral Document, the Borrower shall, to the extent necessary to effect such sale or disposition of assets, request that the Lender execute and deliver to the Borrower such releases (including amendments to the UCC-1 financing statements that have been filed or recorded in connection with such Collateral Document) releasing any Liens on the assets being sold pursuant to such sale or disposition of assets that were granted in favor of the Lender pursuant to such Collateral Document. Upon receiving any such request, the Lender shall, at the Borrower's expense, execute and deliver to the Borrower such releases, in recordable form, on the date of such sale or disposition of assets; provided
                                                                    --------
that,
at the time of the Lender's execution and delivery to the Borrower of such releases, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby.

           (d) Upon the request of the Lender, the Borrower shall provide the Lender with a copy of each lease of real property to which the Borrower or any Subsidiary of the Borrower is then a party, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply (no later than the expiration of any applicable grace period provided therefor in the lease) with all of its obligations under all leases now or hereafter held by it with respect to real property, to the extent the effect of any non-compliance is (x) as to any non-compliance constituting a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease, or (y) as to any other non-compliance, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such lease except for any such non-compliance (whether monetary or non-monetary) which individually or in the aggregate for all such leases would not reasonably be expected to have a Material Adverse Effect; (iii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any leases referred to in clause (i) (excluding any exercise of any right of renewal or extension pursuant to the terms of such lease as in effect on the Effective Date or, if later, the date of execution and delivery of such lease); (iv) not assign or terminate or sublet any lease if such assignment or termination or sublet could have a Material Adverse Effect; (v) provide the Lender with a copy of each notice of default under any material lease referred to in clause (i) received by the Borrower or any Subsidiary of the Borrower promptly following receipt thereof and deliver to the Lender a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any such lease simultaneously with its delivery of such notice under such lease; and (vi) provide the Lender with a copy of any notice to the landlord of the Borrower's or any Subsidiary of the Borrower's intention either to renew or extend or to not renew or extend any lease material to the business of the Loan Parties, taken as a whole, referred to in clause (i).

     6.9.  Maintenance of Properties, Etc. The Borrower shall, and shall cause
           -------------------------------
each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are necessary in or material to the conduct of the business of the Borrower and its Subsidiaries taken as one enterprise.

     6.10. Performance and Compliance with Other Covenants. The Borrower shall,
           -----------------------------------------------
and shall cause each of its Subsidiaries to perform and comply with each Contractual Obligation to which the Borrower or any of its Subsidiaries is a party (no later than the expiration of any applicable grace period) to the extent that failure to do so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.11. Application of Proceeds. The Borrower shall cause the entire amount
           -----------------------
of the proceeds of the Term Loan to be used as specified in Section 4.16.
                                                            ------------

     6.12. Fiscal Year.  The Borrower shall, and shall cause each of its
           -----------
Subsidiaries to, maintain, as its Fiscal Year the twelve month period ending on December 31 of each year unless the Borrower gives the Lender 30 days prior written notice thereof.

     6.13. Environmental.  The Borrower shall, and shall cause each of its
           -------------
Subsidiaries to, comply with all Environmental Laws applicable to the operations or properties of the Borrower or such Subsidiary. The Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release by a Loan Party or other event that could result in the Borrower or any of its Subsidiaries incurring Environmental Liabilities and Costs in excess of $100,000, conduct or pay for consultants to conduct tests, investigations or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as required by Environmental Laws, as any Governmental Authority or the Lender requires or as is appropriate and consistent with good business practice to correct or otherwise address the condition. The Borrower shall at all times maintain an asbestos operation and maintenance ("O&M") program, which has been developed by
                                     ---
a licensed asbestos professional, at each property of the Borrower at which there is located asbestos-containing materials ("ACM") or materials that are
                                                 ---
presumed to be ACM, as defined in 29 C.F.R. Section 1910.1001, which O&M program at a minimum shall be consistent with guidelines established by the United States Environmental Protection Agency and any guidelines established by the state in which the property is located.

     6.14. Bank Accounts.
           -------------

           (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain any cash or Cash Equivalents (within the meaning of clause (b) of the definition thereof) only in (i) a Qualified Account, (ii) a Securities Account or (iii) the Reserve Account.

           (b) The Borrower shall, and shall cause each of its Subsidiaries to, at all times have in effect for all Qualified Accounts and Securities Accounts maintained by the Borrower or such Subsidiary and any other bank account maintained by the Borrower or such Subsidiary (except the Reserve Account), a cash management system, such system to be pursuant to such agreements and other documents as shall be in form and substance reasonably satisfactory to the Lender.

     6.15. ADA Compliance.  The Borrower shall, and shall cause each of its
           --------------
Subsidiaries to, observe and comply in all material respects with all obligations and requirements of the ADA as it applies to any Real Property Asset, which shall include (to the extent required by the ADA), (i) installing or constructing all improvements or alterations which may be necessary to cause such Real Property Asset to be accessible to all persons if the use of any of such Real Property Asset or any part thereof becomes a "public accommodation," as defined in the ADA, and (ii) making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of any Loan Party or any Subsidiary thereof.

     6.16. Additional Collateral.  The Borrower acknowledges that it is its
           ---------------------
intention to provide the Lender with a Lien on substantially all the property of the Borrower and its Subsidiary Guarantors, whether now owned or hereafter acquired (other than as agreed to in writing by the Lender), subject only to Permitted Liens. Without limitation of Sections 6.8 hereof, the Borrower shall from time to time promptly notify the Lender of the acquisition by the Borrower or any of its Subsidiaries of any material property in which the Lender does not then hold a perfected Lien (other than as agreed to in writing by the Lender), or the creation or existence of any such property, and, whether or not the Borrower has so notified the Lender thereof, the Borrower shall, upon request by the Lender, promptly execute and deliver to the Lender or cause to be executed and delivered to the Lender pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Lender shall reasonably request in connection therewith, in form and substance satisfactory to the Lender, such that the Lender shall receive valid and perfected Liens (subject only to Permitted Liens) on all such property (including property which, on the Effective Date, is not subject to a Lien in favor of the Lender).

     6.17. Subsidiary Guaranty Approvals. The Borrower shall, or shall cause
           -----------------------------
its domestic Subsidiary Guarantors, as applicable, to make all appropriate filings, promptly following the Execution Date, and in any event prior to the Effective Date, with the public utility commission or comparable agency of each of the States set forth on Schedule 3.2(a) as necessary to obtain the approval,
                           ---------------
in such State, of each of the Subsidiary Guaranties and the Liens created by the Collateral Documents in the Collateral. The Borrower shall use its best efforts, and shall cause its domestic Subsidiary Guarantors, as applicable, to use their best efforts, with respect to each such State set forth on Schedule 3.2(a), to
                                                           ---------------
obtain all such approvals as promptly as practicable after the Effective Date and shall take all such actions in such States as may be necessary to obtain such approvals as promptly as practicable after the Effective Date.

     6.18. BlueStar Dissolution.  To the extent it can do so without
           --------------------
jeopardizing or losing future tax benefits based on losses generated by, or investment by the Borrower and its Affiliates in, BlueStar Communications Group, Inc., a Delaware corporation, and all of its subsidiaries (collectively, the "BlueStar Group"), the Borrower shall, promptly upon the liquidation of the
 --------------
assets of the BlueStar Group by the assignee for the benefit of creditors thereof, formally dissolve each member of the BlueStar Group.

     6.19. Canadian Accounts.  The Borrower shall, and shall cause each other
           -----------------
Loan Party and its other Subsidiaries to, (i) permit only funds received from credit card payments that are required to be deposited in accounts in Canada to be deposited at any time in any of the Canadian Accounts, (ii) sweep all funds in the Canadian Accounts into a Qualified Account in the United States no less frequently than once per month, (iii) not permit any average monthly balance of all of the Canadian Accounts to exceed $300,000 in the aggregate and (iv) provide the Lender a copy of each monthly account statement received in respect of each of the Canadian Accounts and all of the Canadian Accounts in the aggregate, on a monthly basis, no later than ten (10) Business Days after receipt thereof.

     6.20. Further Assurances.  The Borrower shall, and shall cause each other
           ------------------
Loan Party and its other Subsidiaries to, promptly execute any and all further documents and take all further actions which may be required under applicable law, or which the Lender may reasonably request, to grant, preserve, protect and perfect the Liens created by the Collateral Documents in the Collateral.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

           As long as any of the Obligations remain outstanding, without the written consent of the Lender, the Borrower agrees with the Lender that:

     7.1.  Liens, Etc.  The Borrower shall not, and shall not permit any of its
           -----------
Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

           (a) Liens created pursuant to the Loan Documents;

           (b) purchase money Liens or purchase money security interests upon or in any property acquired or held by any Loan Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and Liens in respect of Capitalized Lease Obligations with respect to personal property (including Liens on property or on the assets of Persons acquired by a Loan Party, existing at the time of such acquisition); provided, however, that
                                                       --------  -------
(i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of development, construction and integration) of the property subject thereto (any such Lien, a "PMSI"), (ii) the principal amount of the Indebtedness
                           ----
secured by such PMSI does not exceed 100% of such cost, (iii) such PMSI does not extend to or cover any property other than such item of property and any improvements on such item and proceeds (including insurance proceeds, product replacements, substitutions and accretions thereto) thereof ("Directly-Related
                                                              ----------------
Assets"), and (iv) the aggregate principal amount of the Indebtedness secured by
------
the PMSIs permitted by this clause (b) shall not exceed $75,000,000 in the aggregate at any time outstanding; provided further, that notwithstanding
                                   ----------------
anything in the Security Agreement or any other Loan Document to the contrary, the Lender shall, if so required by the PMSI holder, or if the terms of such PMSI would otherwise conflict with the provisions of the Collateral Documents, and upon notice thereof from the Borrower, release its security interest solely in such specified item(s) of property subject or to be subject to such PMSI (including Directly-Related Assets), and thereupon, without any necessity of any action by the Lender unless otherwise required by the PMSI holder or applicable law, the Lender's security interest in such items of property subject to such PMSI shall be automatically released and shall no longer constitute "Collateral" for the purpose of any Collateral Document and, if requested by the Borrower, the Lender shall execute and deliver documents and instruments provided by the Borrower which are necessary or reasonably requested by the holder of such PMSI in order to effect, or in connection with, such release and the Borrower shall pay the Lender, on demand, all of the Lender's out-of-pocket costs and other expenses in connection therewith, as specified by the Lender;

            (c) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other Obligation secured by any Lien (i) permitted by subsection (b) or (m) of this Section 7.1, in either case (x)
                                           -----------
without any increase in the amount secured thereby or in the assets subject to such Lien and (y) if such Lien renews, extends, refinances or refunds any Lien permitted by subsection (m) of this Section 7.1 and is on any Mortgaged Property, only if such Lien is subordinated to the Liens created pursuant to the Loan Documents;

           (d) any Lien arising by operation of law or provided for under the terms of any lease with respect to any leased Real Property Asset in favor of any lessor incurred by any Loan Party in the ordinary course of business which secure its obligations to such lessor and which do not extend to or cover any property other than fixtures or personal property located at or on the related leased Real Property Asset; provided that (i) no Loan Party is in default (after
                            --------
the expiration of any applicable grace period) with respect to any such obligation to any such lessor unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP and (ii) all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

           (e) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers or other similar Persons (other than lessors) incurred by a Loan Party in the ordinary course of business which secures its obligations to such Person; provided that (i) such Liens are for amounts not yet
                            --------
overdue or for amounts that are overdue for less than thirty (30) days unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP and (ii) all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

           (f) Liens (excluding Environmental Liens) securing taxes,
assessments or governmental charges or levies; provided, that no Loan Party is
                                               --------
in default in respect of any payment obligation with respect thereto unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of such Loan Party in conformity with GAAP, and all such Liens in the aggregate would not reasonably be expected to have a Material Adverse Effect;

           (g) Liens (excluding rights of set-off other than rights of set-off recognized under agreements governing Qualified Accounts) of brokers, securities intermediaries and depositary banks arising by operation of law or pursuant to account maintenance agreements entered into in the ordinary course of business;

           (h) Liens on the Reserve Account;

           (i) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

           (j) deposits held by any Loan Party and received from customers of such Loan Party in the ordinary course of business with respect to which such Loan Party has an obligation to return such deposits to such customers;

           (k) zoning restrictions, easements, licenses, reservations or restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate render title thereto unmarketable or impair, in any material manner, the use of such property for the purposes for which such property is held by such Loan Party or result in a material diminution in the value of any Collateral;

           (l) financing statements filed by a personal property lessor or purchaser for precautionary purposes in respect of any lease (other than any Capitalized Lease) or sale of such personal property to the Borrower by such lessor;

           (m) Liens (other than in favor of lessors) existing on the Effective Date that are (x) disclosed on Schedule 7.1(m) and (y) if on any Real Property
                               ---------------
Asset that is a Mortgaged Property, subordinated to the Liens created pursuant to the Loan Documents;

           (n) Liens securing the performance of contracts (other than leases with respect to any Real Property Asset or contracts for the repayment of borrowed money), statutory obligations and surety performance bonds, incurred as an incident to and in the ordinary course of business, and appeal bonds and judgment liens; provided that all such Liens (i) in the aggregate could have no
                --------
Material Adverse Effect and (ii) do not secure directly or indirectly judgments (not covered by insurance or an indemnity from a creditworthy party who, in either case, has acknowledged coverage or is required to honor the same pursuant to a final judgment or order) in excess of $2,500,000;

           (o) Liens on cash security deposits under leases with respect to any Real Property Asset and utility deposits in an aggregate amount not to exceed $1,000,000; and

           (p) Liens not otherwise permitted by the foregoing clauses (a) through (o) of this Section 7.1 (other than on any Mortgaged Property) securing
                    -----------
obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate amount of such obligations and liabilities
--------  -------
secured by such Liens shall not exceed $5,000,000 at any time outstanding.

     7.2.  Indebtedness. The Borrower shall not, and shall not permit any of its
           ------------
Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

           (a) the Obligations;

           (b) Indebtedness with respect to Contingent Obligations;

           (c) Indebtedness in respect of the Reserve Account;

           (d) Indebtedness owing to any wholly-owned Subsidiary of the Borrower by the Borrower or any other wholly-owned Subsidiary of the Borrower and Indebtedness owing to the Borrower by any Subsidiary of the Borrower which is subordinated to the Obligations on terms acceptable to the Lender;

           (e) Indebtedness secured by Liens permitted by Section 7.1(b);
                                                          --------------
provided, however, that the aggregate principal amount of Indebtedness incurred
--------  -------
pursuant to this clause (e) shall not exceed $75,000,000 at any one time outstanding;

           (f) Indebtedness outstanding on the Effective Date and listed on
Schedule 4.20 (the "Other Debt") and any refinancings of the Other Debt without
-------------       ----------
any increase in the principal amount of such Indebtedness;

           (g) Obligations pursuant to Derivative Contracts to the extent such obligations constitute Indebtedness;

           (h) Indebtedness under Capitalized Lease Obligations outstanding on the Effective Date and listed on Schedule 7.2(h);
                                 ---------------

           (i) unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $200,000,000; provided, however, that only up to $75,000,000 of the aggregate
              --------  -------
amount of the Indebtedness permitted by this clause (i) may be incurred by the Subsidiaries of the Borrower, taken as a whole; and provided, further, that the
                                                    --------  -------
maximum aggregate amount of the Indebtedness permitted by this clause (i) shall be reduced by the aggregate amount of any Indebtedness incurred pursuant to
Section 7.2(e);
--------------

           (j) unsecured Indebtedness of the Borrower or any of its
Subsidiaries that is fully subordinated in rank and right of payment to the payment in full of the Obligations on terms satisfactory in form and substance to the Lender pursuant to (i) if such Indebtedness is incurred through capital markets (e.g., pursuant to an offering under Rule 144A of the Securities Act), an indenture containing Subordination Provisions substantially in the form of
Exhibit I hereto and (ii) if such Indebtedness is incurred through any means
---------
other than capital markets, a Subordination Agreement with subordination terms substantially in the form of Exhibit J hereto, in either case, with such changes
                             ---------
as the Lender may approve in writing in its sole and absolute discretion; and


     7.3   Investment in Subsidiaries. The Borrower shall not, and shall not
           --------------------------
permit any of the Subsidiary Guarantors to, directly or indirectly, make any loan or advance to any of their respective Subsidiaries that is not a Subsidiary Guarantor, or purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make any capital contribution to, or otherwise invest in, any such Subsidiary that is not a Subsidiary Guarantor; provided that the Borrower may make such investments (a) in ACCA
           --------
Networks Co., Ltd., in an amount necessary to pay the customary fees, discounts and expenses of a broker unaffiliated with the Borrower in connection with the sale of the Borrower's indirect interest therein, but in any event an amount not to exceed $1,500,000, (b) to the extent resulting from the grant of one or more
(i) non-exclusive licenses of rights in intellectual property or (ii) exclusive licenses (which exclude all Persons including the Borrower and all of its Subsidiaries) of rights in intellectual property to non-United States Subsidiaries of the Borrower, such rights only being exercisable with respect to territories outside of the United States and Mexico, and in either case, granted in the ordinary course of business and that do not in any way hinder or restrict the assignability to or assumption by the Lender of the Borrower's interests in the intellectual property that is the subject of any such license and (c) in DishnetDSL Limited in an aggregate amount not to exceed $500,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.1.  Events of Default. The occurrence of any one or more of the following
           -----------------
events (regardless of the reason therefor) shall constitute an Event of Default:

           (a) the Borrower shall fail to pay any principal of the Term Loan when the same becomes due and payable; or

           (b) the Borrower shall fail to pay any interest on the Term Loan or any other Obligation under the Loan Documents other than the Resale Agreement (other than principal of the Term Loan) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

           (c) any representation or warranty made or deemed made in writing by any Loan Party in any Loan Document other than the Resale Agreement or by any Loan Party (or any of its officers) in connection with any Loan Document other than the Resale Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

           (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2 or Article VII or (ii) any other
                                   -----------    -----------
term, covenant or agreement contained in this Agreement or in any other Loan Document other than the Resale Agreement if such failure under this clause (ii) shall remain unremedied for thirty (30) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or
(B) written notice thereof shall have been given to the Borrower by the Lender;
or

           (e) the Borrower and the other Resale Agreement Covad Parties shall fail to make any repayment of the Prepayment for Services (as defined in the Resale Agreement) as required under the Resale Agreement and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

           (f)(i) any Loan Party or any of its Subsidiaries that are guarantors of any amount owing to the Lender shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder) of such Loan Party or Subsidiary having a principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

           (g) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

           (h) any judgment or order (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $800,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (i) (i) with respect to any Qualified Plan, any Loan Party or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS or, (ii) with respect to any Title IV Plan, or any Multiemployer Plan, an ERISA Event not described in clause (i) hereof shall occur; provided, however, that the events listed in clauses (i) and (ii) hereof
       --------  -------
shall constitute Events of Default only if the liability, deficiency or waiver request of any Loan Party or any ERISA Affiliate, whether or not assessed, exceeds $500,000 in the aggregate for all such cases;

           (j) any provision of any Collateral Document after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

           (k) except as expressly set forth in any of the Collateral Documents or in Section 4.10, any Collateral Document after delivery thereof pursuant to
      ------------
this Agreement or any other Loan Document shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, or such Lien shall cease to be a perfected and first priority Lien (subject only to Permitted Liens), or any Loan Party shall so state in writing; provided, that if
                                                               --------
any such Collateral Document or Loan Document shall cease to be valid and binding on, or enforceable against, such Loan Party solely due to a change in then-existing law, such event shall be an Event of Default thirty (30) days thereafter if continuing on such date; or

           (l) there shall occur any Change of Control with respect to which the Borrower shall have failed to make any mandatory prepayment required by
Section 2.5;
-----------

           (m) (i) the Borrower shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of the Subsidiary Guarantors free and clear of all Liens, or (ii) any direct Subsidiaries shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of indirect Subsidiaries free and clear of all Liens unless the proceeds of any sale of such Subsidiaries becomes Collateral substantially simultaneously with such sale, by deposit into a Qualified Account or otherwise, in each case except any Liens in favor of the Lender;

           (n) any default or other event shall occur and be continuing or condition shall exist under any lease with respect to any Real Property Asset beyond the end of any grace period provided therefor in such lease if the effect of such event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where, in the reasonable judgment of the Lender, such landlord is likely to terminate), such lease and, in either case, the aggregate unpaid amounts owing by any Loan Party under such lease (together with all other such leases) exceeds $1,000,000 in the aggregate; or

     8.2.  Remedies. During the continuance of any Event of Default, the Lender
           --------
may by notice to the Borrower declare the Term Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Term Loan, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the
                                         --------  -------
occurrence of the Event of Default specified in Section 8.1(g) above, the Term
                                                --------------
Loan, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; provided further, that in no event shall the Required Repayment (as such term is
----------------
defined in Section 8.4.1 of the Resale Agreement) become due and payable pursuant to this Section 8.2 prior to the time it would otherwise become due and
                 -----------
payable pursuant to the applicable provisions set forth in Article VIII of the Resale Agreement. In addition to the remedies set forth above, the Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1.  Amendments, Waivers, Etc.  No amendment or waiver of any provision of
           -------------------------
this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by each party against whom enforcement thereof would be sought, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.2.  Notices, Etc.  Any notice, request, instruction or other document to
           -------------
be given hereunder under any section of this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

     If to the Lender:             Ed Cholerton
                                   VP Business Development & Alliance Management
                                   SBC Communications Inc.
                                   175 East Houston Street
                                   Rm. 10-E-90
                                   San Antonio, TX 78205
                                   Fax:  210-370-1341
                                   Voice: 210-351-2450

     With a copy (which shall not  Wayne Watts
     constitute notice) to:        Vice President & Asst. General Counsel
                                   SBC Communications Inc.
                                   175 East Houston Street
                                   Room 4-H-60
                                   San Antonio, TX 78205
                                   Fax:  210-351-3257
                                   Voice  210-351-3476

                                   Robert Lynch
                                   Sr. VP & General Counsel-Business & Consumer
                                   SBC Communications, Inc.
                                   175 E. Houston Street, Ste. 242
                                   San Antonio, TX 78205
                                   Fax: 210-370-1790
                                   Voice: 210-351-3737

                                   Charles E. Harrell
                                   Weil, Gotshal & Manges LLP
                                   700 Louisiana, Suite 1600
                                   Houston, Texas 77002
                                   Fax:  (713) 224-9511
                                   Voice:  (713) 546-5000

     If to the Borrower:           Christine Morris
                                   Covad Communications Group, Inc.
                                   4250 Burton Drive
                                   Santa Clara, CA 95054
                                   Fax:  (408) 987-1111
                                   Voice:  (408) 987-1112

         With a copy (which shall not constitute    Brad Sonnenberg
         notice) to:                                Deputy General Counsel
                                                    Covad Communications
                                                    4250 Burton Drive
                                                    Santa Clara, CA 95054
                                                    Fax:  (408) 987-1111
                                                    Voice:  (408) 987-1102

                                                    Meredith Jackson
                                                    Irell & Manella LLP
                                                    1800 Avenue of the Stars
                                                    Los Angeles, CA 90067
                                                    Fax:  (310) 203-7199
                                                    Voice:  (310) 277-1010

; provided, however, that (i) notices and communications to the Lender pursuant
  --------  -------
to Article II or IX shall not be effective until received by the Lender and (ii)
   ----------    --
notices and communications to the Lender by telecopy shall not be effective unless one of the Attention Persons has received telephonic notice thereof.

     9.3. No Waiver; Remedies. No failure on the part of the Lender to exercise,
          -------------------
and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.4. Costs; Expenses; Indemnities.
          ----------------------------

      (a) Regardless of whether the transactions contemplated by this Agreement and other Loan Documents are consummated, the Borrower agrees to pay on demand
(i) all out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents (except the Resale Agreement) and each of the other documents to be delivered hereunder and thereunder (excluding any documents delivered in connection with the Resale Agreement), including (A) the fees and out-of-pocket expenses of Weil, Gotshal & Manges LLP, counsel to the Lender, (B) the fees of accountants, appraisers, consultants or industry experts retained by the Lender, (C) all out-of-pocket expenses incurred by the Lender in connection with the taking and perfection of security interests and Liens against the Collateral and obtaining any Mortgage Related Documents (including fees and expenses for doing and updating title and Lien searches, surveys, title commitment and insurance costs and corporate search fees), and
(D) all filings and recording fees and all transportation and audit and field exam costs and expenses, and (ii) all costs and expenses of the Lender in connection with the restructuring, workout or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents (except the Resale Agreement).

      (b) Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, the Borrower agrees to indemnify and hold harmless the Lender and its Affiliates, and the directors, members, partners, shareholders, officers, employees, lenders, attorneys, consultants and investment and other advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and
         -----------                                   ----------
against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee, whether or not suit is brought) which at any time may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether or not resulting from third party claims, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document (except the Resale Agreement), any Obligation or any act, event or transaction related or attendant to any thereof, including (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Lender, or the Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Lender or any agent on behalf of the Lender; (v) the use or intended use of the proceeds of the Term Loan or in connection with any investigation of any potential matter covered hereby or (vi) the administration of the Term Loan hereunder (collectively, the "Indemnified Matters"); provided, however, that the
                              -------------------    --------  -------
Borrower shall not have any obligation under this Section 9.4(b) to an Indemnitee with respect to any Indemnified Matter directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. All amounts payable under this Section 9.4(b) shall be due and payable on written
                           --------------
demand therefor.

      (c) The Borrower shall indemnify the Lender for, and hold the Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

      (d) The Lender agrees that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

      (e) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

      (f) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 9.4) or any other Loan Document (except the Resale Agreement) shall
     -----------
(i) survive and remain operative and in full force and effect regardless of the occurrence of the Termination Date, the consummation of the transactions contemplated hereby, the repayment of the Term Loan, the invalidity or unenforceability of any term or provision of this Agreement or the Note, any investigation made by or on behalf of the Lender and the payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document (except the Resale Agreement).

     9.5. Right of Set-off. Upon the occurrence and during the continuance of
          ----------------
any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not the Lender shall have made any demand under
(i) this Agreement or (ii) any other Loan Document (except the Resale Agreement) and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application. The rights of the Lender under this
Section 9.5 are in addition to the other rights and remedies (including other
-----------
rights of set-off) which the Lender may have.

     9.6. Binding Effect. This Agreement shall become effective when it shall
          --------------
have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein and the Lender agrees not to assign its rights hereunder or any interest herein except in compliance with applicable securities laws.

     9.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
          -------------
PARTIES HERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

     9.8. Section Titles. The Section titles contained in this Agreement are and
          --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     9.9. Execution in Counterparts. This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    9.10. Entire Agreement. Subject to the terms of the Dispute Resolution
          ----------------
Agreement, this Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including that certain term sheet, dated on or about October 19, 2001, between the Borrower and the Lender.

    9.11. Confidentiality.
          ---------------

      (a) The Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) the Lender's employees, representatives and lenders who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to the Lender, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank or other regulators or auditors, (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence or (v) information in respect of any Collateral disclosed in connection with any sale thereof.

     (b) Notwithstanding any other provision in this Agreement or any other Loan Document, the Loan Parties shall not be required to deliver or disclose (or to direct any third party to deliver or disclose) to the Lender any non-public and proprietary customer and pricing information or business strategy ("Proprietary Information") which would otherwise be required to be delivered or
  -----------------------
disclosed hereunder or thereunder. To the extent that any such required delivery or disclosure would otherwise include Proprietary Information, the Loan Parties may, and may instruct applicable third parties to, redact solely and exclusively such Proprietary Information from such delivery or disclosure; provided that the
                                                               --------
Loan Parties shall otherwise deliver or disclose, as applicable, all such information in its entirety without any redaction or other alteration. Nothing contained in this Section 9.11(b) shall be construed to limit the Loan Parties'
                  ---------------
obligations to deliver information of a purely financial nature as required hereunder or under any other Loan Document.

    9.12. Change in Accounting Principles. If any change in the accounting
          -------------------------------
principles used in the preparation of the most recent Financial Statements referred to in Section 4.5 or Section 5.1 is hereafter required or permitted by
               -----------    -----------
the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and are adopted by the Borrower and its Subsidiaries with the agreement of its independent public accountants and such change results in a change in the method of calculation of any of the covenants, standards or defined terms found in Article VII, the parties hereto agree to enter into
                       -----------
negotiations in order to amend such provisions so as to equitably reflect such change with the desired results that the criteria for evaluating compliance with such covenants, standards and defined terms by the Borrower and its Subsidiaries shall be the same after such change as if such change had not been made; provided that no change in GAAP that would affect the method of calculation of
--------
any such covenants, standards or defined terms shall be given effect in such calculations until such provisions are amended to reflect such changes in GAAP.

    9.13. Suretyship and Other Waivers and Consents.
          -----------------------------------------

      (a) The Borrower agrees that it is directly and primarily liable to the Lender for payment in full of all Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Loan Parties. The Loan Documents are a primary and original obligation of the Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. The Borrower acknowledges that the obligations of the Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of each other Loan Party and, in full recognition of that fact, the Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by the Borrower, and without affecting the enforceability or continuing effectiveness hereof as to the Borrower: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof with respect to any other Loan Party, including any increase or decrease of the rate(s) of interest thereon;
(ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof with respect to any other Loan Party, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
(iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations from any other Loan Party; (v) receive and hold additional security or guaranties for the Obligations or any part thereof with respect to any other Loan Party; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof with respect to any other Loan Party, as the Lender in its sole and absolute discretion may determine; (vii) release any Person including any other Loan Party from any personal liability with respect to the Obligations or any part thereof, (viii) with respect to any other Loan Party, settle, release on terms satisfactory to the Lender or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of the Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of the Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

      (b) Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce this Agreement independently as to the Borrower and independently of any other remedy or security the Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Lender to marshal assets in favor of the Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. The Borrower expressly waives any right to require the Lender to marshal assets in favor of the Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that the Lender may proceed against Borrower or any collateral in such order as it shall determine in its sole and absolute discretion.

      (c) The Lender may file a separate action or actions against the Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. The Borrower agrees that the Lender and the Borrower and any Affiliate of the Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

      (d) The Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Lender, all as though such amount had not been paid. The rights of the Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Borrower and whether or not any other Loan Party shall have any personal liability with respect thereto.

      (e) To the maximum extent permitted by applicable law, the Borrower, in addition to the waivers or agreements made by the Borrower elsewhere herein or in any other Loan Document, expressly waives any and all defenses now or hereafter arising or asserted by reason of, and agrees that the Obligations of the Borrower hereunder and under the other Loan Documents shall be absolute and unconditional irrespective of:

          (i) any disability or other defense of any other Loan Party with respect to the Obligations,

          (ii) any lack of validity or enforceability with respect to any other Loan Party of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations,

          (iii) any extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any Loan Document,

          (iv) the unenforceability or invalidity with respect to any other Loan Party of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations and any requirement that the Lender protect, secure, perfect or insure any security interest in or other Lien on any property,

          (v) the cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the full payment and performance (after the Termination Date) of all Obligations),

          (vi) any failure of the Lender to marshal assets in favor of the Borrower or any other Person,

          (vii) any failure of the Lender to give notice of sale or other disposition of collateral to any other Loan Party or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral,

          (viii) any failure of the Lender to comply with applicable law with respect to any other Loan Party in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Lender to conduct a commercially reasonable sale or other disposition with respect to any other Loan Party of any collateral or other security for any Obligation,

          (ix) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any other Loan Party or the Obligations or any security or guaranty therefor by operation of law or otherwise,

          (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,

          (xi) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Person,

          (xii) the election by the Lender of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code,

          (xiii) the disallowance, under Section 502 of the United States Bankruptcy Code, of all or any portion of the claims of the Lender for payment of any of the Obligations of any other Loan Party,

          (xiv) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code,

          (xv) any use of cash collateral under Section 363 of the United States Bankruptcy Code,

          (xvi) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,

          (xvii) the avoidance of any lien in favor of the Lender for any reason,

          (xviii) any action taken by the Lender that is authorized by this section or any other provision of any Loan Document,

          (xix) the benefit of any statute of limitation in respect of any other Loan Party, or

          (xx) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

Until such time (after the Termination Date) as all of the Obligations have been fully and finally paid and collected in full in cash: (x) the Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Loan Party with respect to the Obligations; and (y) in addition, the Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Loan Party. The Borrower expressly waives all setoffs and counterclaims, promptness, diligence, and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations of any other Loan Party (other than any notice expressly required to be given under any Loan Document, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

      (f) In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, the Borrower authorizes the Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Loan Party, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

      (g) To the fullest extent permitted by applicable law, the Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Lender created or granted hereby or to the recovery by the Lender against any Loan Party or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Borrower and may preclude the Borrower from obtaining reimbursement or contribution from one or more other Loan Party. To the fullest extent permitted by applicable law, the Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law with respect to actions taken in respect of the Obligations of any other Loan Party. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED THE BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ONE OR MORE OTHER LOAN PARTIES BY THE OPERATION OF LAW OR OTHERWISE.

      (h) If, in the exercise of any of its rights and remedies, the Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Borrower hereby consents to such action by the Lender and waives any claim based upon such action with respect to any other Loan Party. Any election of remedies which results in the denial or impairment of the right of the Lender to seek a deficiency judgment against the Borrower shall not impair the obligation of any other Loan Party to pay the full amount of the Obligations or any other obligation of the Borrower contained herein or in any Loan Document.

      (i) In the event the Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, the Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Lender or any other Person is the successful bidder, to the extent permitted by applicable law, shall be conclusively deemed to be the fair market value of such Collateral and the difference between such bid amount and, to the extent permitted by applicable law, the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lender might otherwise be entitled by reason of such bidding at any such sale.

      (j) The Borrower agrees that notwithstanding any other provision of this
Section 9.13 and without limiting the generality of any other provision of this
------------
Section 9.13 if, after the occurrence and during the continuance of an Event of
------------
Default, the Lender is prevented by applicable law from exercising its rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, or the Lender is prevented from taking any action to realize on the Collateral, in each case with respect to any Loan Party, the Borrower agrees to pay to the Lender, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Lender.

      (k) The Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Borrower otherwise may have against the Lender or others, or against the Collateral. If any of the waivers or consents herein are, or are determined to be, contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

    9.14. Waiver of Usury Defense. To the extent permitted by applicable law,
          -----------------------
each of the Borrower agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the effective interest rate on the Term Loan violates present or future usury or other laws relating to the interest payable on any Obligations and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

    9.15. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER, ANY
          -----------------------
OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE LENDER OR THE AFFILIATES, DIRECTORS, MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LENDERS, ATTORNEYS, CONSULTANTS AND INVESTMENT AND OTHER ADVISORS OF OR TO ANY OF THEM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY EXEMPLARY OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER (FOR ITSELF AND ON BEHALF OF EACH OTHER LOAN PARTY) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. EACH PARTY HERETO ACKNOWLEDGES THAT NO AFFILIATE, DIRECTOR, MEMBER, PARTNER, SHAREHOLDER, OFFICER, EMPLOYEE, LENDER, ATTORNEY, CONSULTANT OR INVESTMENT OR OTHER ADVISOR OF OR TO THE LENDER SHALL BE LIABLE FOR ANY CLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH.

    9.16. Survival of Agreement. All covenants, agreements, representations and
          ---------------------
warranties made by the Borrower, any other Loan Party or any of their respective Subsidiaries herein or in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Collateral Documents or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Term Loan, the execution and delivery to the Lender of the Note and the repayment of the Obligations (on the Termination Date or otherwise) to the extent any payment obligation (contingent or otherwise) continues to exist hereunder or under the Resale Agreement, including any Obligation, notwithstanding any investigation heretofore or hereafter made (or any prior or future participation in the preparation or delivery of any such documents or schedules thereto) by any of them (or by any employees, lenders, attorneys, consultants and advisors thereof or thereto). Notwithstanding the foregoing, Article IV, Article
                                                             ----------  -------
V and Article VI of this Agreement shall, solely to the extent that no action
-     ----------
has been initiated by or on behalf of the Lender under, in respect of or in connection with any such Article or provision therein, and is continuing on such date, terminate on the date that is six (6) years after the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:    COVAD COMMUNICATIONS GROUP, INC.



             By:
                 ---------------------------------------------------------
             Name:
                   -------------------------------------------------------
             Title:
                    ------------------------------------------------------


LENDER:      SBC COMMUNICATIONS INC.



             By:
                 ---------------------------------------------------------
                     Randall Stephenson
                       Senior Executive Vice President and Chief
                       Financial Officer